Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274883

The information in this preliminary prospectus supplement and the accompanying base prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 17, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 21, 2023)

LITHIUM AMERICAS CORP.

55,000,000 Common Shares at a price of US$                           per Common Share

This prospectus supplement (the "prospectus supplement") of Lithium Americas Corp. ("LAC", "we" or the "Company"), together with the accompanying short form base shelf prospectus to which this prospectus supplement relates dated November 7, 2023 (the "prospectus"), qualifies the distribution of  55,000,000 common shares (the "Offered Shares") of the Company at a price of US$                            per Offered Share (the "Offering Price"), for aggregate gross proceeds of approximately US$                             (the "Offering").

The common shares of the Company (the "Common Shares") outstanding are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "LAC" and on the New York Stock Exchange (the "NYSE") under the symbol "LAC". On April 16, 2024, the last trading day before the date of this prospectus supplement, the closing price of the Common Shares on the TSX was C$8.95 and the closing price of the Common Shares on the NYSE was US$6.49.

Investing in the Offered Shares is highly speculative and involves significant risks that you should consider before purchasing the Offered Shares. The risks outlined in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein should all be carefully reviewed and considered. See "Risk Factors" starting on page S-16.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION OR REGULATOR HAS APPROVED OR DISAPPROVED THE OFFERED SHARES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Price: US$ per Offered Share

	Price to the Public	Underwriting Commission(1)	Net Proceeds to the Company(2)

Per Offered Share	US$	US$	US$

Total(3)	US$	US$	US$

____________________

Notes:

(1) Pursuant to the Underwriting Agreement, the Company has agreed to pay the Underwriters a cash fee (the "Underwriters' Fee") equal to                             % of the aggregate gross proceeds of the Offering. See "Plan of Distribution".

(2) After deducting the Underwriters' Fee, but before deducting expenses of the Offering estimated to be an aggregate of approximately US$                            , which will be paid from the proceeds of the Offering.

(3) We have granted the Underwriters an Over-Allotment Option (as defined herein) If the Over-Allotment Option is exercised in full, the gross proceeds of the Offering, Underwriters' Fee and net proceeds to the Company (before deducting expenses of the Offering (see note 2 above)) will be approximately US$                            , approximately US$                             and approximately US$                            , respectively. This prospectus supplement and accompanying prospectus also qualify for distribution the Over-Allotment Option and the Over-Allotment Shares issuable pursuant to the exercise of the Over-Allotment Option. See "Plan of Distribution".

Evercore ISI	Goldman Sachs & Co. LLC	BMO Capital Markets

Prospectus Supplement dated                                 , 2024

The Offering is being made pursuant to an underwriting agreement (the "Underwriting Agreement") dated                             , 2024 among the Company, Evercore Group L.L.C. ("Evercore"), Goldman Sachs & Co. LLC ("Goldman Sachs"), and BMO Nesbitt Burns Inc. ("BMO", together with Evercore and Goldman Sachs, the "Lead Underwriters"), and                              (                             and together with the Lead Underwriters, the "Underwriters"). The Offered Shares will be offered in all of the provinces and territories of Canada, except Québec, through the Underwriters either directly or through their respective Canadian broker-dealer affiliates or agents and in the United States. The Offering is being made concurrently in the United States under the terms of a prospectus supplement to the base prospectus forming part of an effective registration statement on Form F-3 (File No. 333-274883), as amended, filed with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") (such U.S. prospectus supplement and base prospectus, collectively with such effective registration statement, the "Registration Statement"). Evercore and                              are not registered as investment dealers in any Canadian jurisdiction for the purposes of the Offering and, accordingly, Evercore and                              will not offer and sell the Offered Shares in Canada. Any sales in Canada by Goldman Sachs and                              will be made through their affiliates, Goldman Sachs Canada Inc. and                             , respectively. Any sales in the United States by BMO and                              will be made through their affiliates, BMO Capital Markets Corp. and                             , respectively. The Offering Price was determined by arm's length negotiation between the Company and the Lead Underwriters, on behalf of the Underwriters. See "Plan of Distribution".

The Company has applied to list the Offered Shares and Over-Allotment Shares (as defined herein) for trading on the TSX and the NYSE. The TSX has not conditionally approved the Company's listing application and there is no assurance that the TSX will approve the listing application or that the NYSE will authorize the listing application. The listing of the Offered Shares and Over-Allotment Shares will be subject to the Company fulfilling all of the requirements of the TSX and the NYSE, respectively.

The Company has granted to the Underwriters an option (the "Over-Allotment Option") exercisable, in whole or in part and from time to time, at the sole discretion of the Underwriters, at any time up to 30 days following the closing of the Offering, to purchase up to an additional number of Offered Shares equal to 15% of the Offered Shares sold pursuant to the Offering, being 8,250,000 Offered Shares ("Over-Allotment Shares") at the Offering Price to cover over-allotments, if any, and for market stabilization purposes. A purchaser who acquires Over-Allotment Shares forming part of the Underwriters' over-allocation position acquires those Over-Allotment Shares under this prospectus supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Offered Shares" include any Over-Allotment Shares issued pursuant to the Over-Allotment Option.

The following table sets out the number of securities issuable under the Over-Allotment Option:

Underwriters' Position	Maximum Size or Number of Securities Available	Exercise Period	Exercise Price

Over-Allotment Option	8,250,000 Common Shares	30 days following closing of the Offering	US$ per Common Share

The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when issued by the Company and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement and subject to the passing upon of certain legal matters relating to the Offering on behalf of the Company by Cassels Brock & Blackwell LLP with respect to Canadian legal matters and by Dorsey & Whitney LLP with respect to United States legal matters, and on behalf of the Underwriters by Blake, Cassels & Graydon LLP with respect to certain Canadian legal matters, and Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain United States legal matters.

The Underwriters propose to offer the Offered Shares to the public initially at the price specified on the cover page of this prospectus supplement. If all of the Offered Shares are not sold at the price specified in this prospectus supplement, the Underwriters may decrease the offering price and change the other selling terms. The compensation realized by the Underwriters will decrease by the amount that the aggregate offering price paid by the purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to the Company. The decrease in the offering price will not decrease the amount of net proceeds of the Offering to the Company. See "Plan of Distribution".

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing of the Offering is expected to occur on or about                             , 2024, or such other date as may be agreed upon by the Company and the Lead Underwriters (the "Closing Date"). It is expected that the Company will arrange for the instant deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered to the Depository Trust Company ("DTC") or its nominee and deposited with DTC on the Closing Date, or as may otherwise be agreed to with the Underwriters. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares, except in limited circumstances. Purchasers of Offered Shares will receive only a customer confirmation from the Underwriters or other registered dealers from whom the Offered Shares are purchased. See "Plan of Distribution".

The Underwriters may, in connection with the Offering, effect transactions which are intended to stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market in accordance with applicable market stabilization rules. Such transactions, if commenced, may discontinue at any time. See "Plan of Distribution".

We prepare our annual financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board ("IFRS"), and our interim financial statements in United States dollars and in accordance with IFRS applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting, and they therefore may not be comparable to financial statements of United States companies.

Purchasers of the Offered Shares should be aware that the acquisition, holding and disposition of the Offered Shares may have tax consequences both in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States or who are resident in Canada may not be described fully herein. Purchasers of the Offered Shares should read the tax discussion contained in this prospectus supplement and consult their own tax advisors. See "Certain Canadian Federal Income Tax Considerations" and "Certain United States Federal Income Tax Considerations".

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, a province of Canada, certain of the officers and directors are not residents of the United States, that some or all of the Underwriters or experts named in this prospectus supplement and in the accompanying prospectus are not residents of the United States, and that certain of the Company's assets and all or a substantial portion of the assets of such persons are located outside of the United States. See "Enforceability of Certain Civil Liabilities".

Certain of our directors and officers and some of the experts named in this prospectus supplement and the accompanying prospectus reside outside of Canada. See "Enforceability of Certain Civil Liabilities and Agent for Service of Process" in the prospectus accompanying this prospectus supplement.

The Company's head and registered office is located at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5.

Unless otherwise indicated, all references in this prospectus supplement and the accompanying prospectus to "$" or "US$" are to United States dollars, and references to "C$" are to Canadian dollars. See "Currency and Exchange Rate Information".

LEGAL MATTERS	29

AUDITORS, TRANSFER AGENT AND REGISTRAR	29

INTERESTS OF EXPERTS AND COUNSEL	29

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION ON INDEMNIFICATION UNDER THE SECURITIES ACT	29

WHERE YOU CAN GET MORE INFORMATION	29

DOCUMENTS ON DISPLAY	30

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Offered Shares being offered and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the prospectus, gives more general information, some of which may not apply to the Offered Shares being offered under this prospectus supplement. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purposes of the Offering constituted by this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and on the other information included in the Registration Statement, filed with the SEC, of which this prospectus supplement and the accompanying prospectus form a part. If the description of the Offered Shares or any other information varies between this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein), you should rely on the information in this prospectus supplement. We have not, and the Underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The Company and the Underwriters are not making an offer to sell or seeking an offer to buy the Offered Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this prospectus supplement, the accompanying prospectus or the respective dates of the documents incorporated by reference herein and therein, as applicable, regardless of the time of delivery of this prospectus supplement or of any sale of the Offered Shares pursuant hereto. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company's website should not be deemed to be a part of this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and should not be relied upon by a prospective investor for the purpose of determining whether to invest in the Offered Shares.

This prospectus supplement shall not be used by anyone for any purpose other than in connection with the Offering.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to "LAC", the "Company", "we", "us" and "our" refer to Lithium Americas Corp. and/or, as applicable, one or more of its subsidiaries.

Certain defined terms used but not otherwise defined in this prospectus supplement have the meanings ascribed thereto in the accompanying prospectus. See "Glossary of Terms" in the accompanying prospectus.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain "forward-looking information" within the meaning of applicable Canadian securities legislation and "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as "forward-looking information" ("FLI")). All statements, other than statements of historical fact, are FLI and can be identified by the use of statements that include, but are not limited to, words, such as "anticipate," "plan," "continues," "estimate," "expect," "may," "will," "projects," "predict," "proposes," "potential," "target," "implement," "scheduled," "forecast," "intend," "would," "could," "might," "should," "believe" and similar terminology, or statements that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. FLI in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, includes, but is not limited to: statements relating to the Offering, including the anticipated timing and completion of the Offering, the terms of the Offering, and the receipt of all required regulatory approvals, including in relation to the listing of the Offered Shares on the TSX and the NYSE; statements relating to the anticipated sources and uses of funds to complete project financing; the use of proceeds of the Offering; the plan of distribution for the Offering; the expected operations, financial results and condition of the Company; the Company's future objectives and strategies to achieve those objectives, including the future prospects of the Company; the estimated cash flow, capitalization and adequacy thereof for the Company; the estimated costs of the development of the Thacker Pass Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans; expectations regarding accessing funding from the ATVM Loan Program; statements regarding the terms of the Conditional Commitment (as defined herein); statements regarding the anticipated closing and drawdowns of the Loan (as defined herein); anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the United States for the Thacker Pass Project; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at the Thacker Pass Project; development of mineral resources and mineral reserves; the expected benefits of the Arrangement (as defined herein) to, and resulting treatment of, shareholders and the Company; the anticipated effects of the Arrangement; information concerning the tax treatment of the Arrangement; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the creation of a battery supply chain in the United States to support the electric vehicle market; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be converted into mineral reserves, and information and underlying assumptions related thereto; the timing and amount of future production; currency exchange and interest rates; the Company's ability to raise capital; expected expenditures to be made by the Company on the Thacker Pass Project; statements relating to revised capital cost estimates; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at the Thacker Pass Project; successful development of the Thacker Pass Project, including successful results from the Company's testing facility and third-party tests related thereto and mineral process designs based on those test results; capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, payback period, sensitivity analyses, and net cash flows of the Thacker Pass Project; anticipated job creation and workforce hub at the Thacker Pass Project; the expectation that the project labor agreement with North America's Building Trades Unions for construction of the Thacker Pass Project will minimize construction risk, ensure availability of skilled labor, address the challenges associated with the Thacker Pass Project's remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities; the Company's commitment to sustainable development, minimizing the environmental impact at the Thacker Pass Project and plans for phased reclamation during the life of mine; ability to achieve capital cost efficiencies; tranche 2 of the GM Transaction (the "Tranche 2 Investment") and the potential for additional financing scenarios for the Thacker Pass Project; the expected timetable for completing the Tranche 2 Investment; the ability of the Company to complete the Tranche 2 Investment on the terms and timeline anticipated, or at all; the receipt of required stock exchange and regulatory approvals and authorizations, and the securing of sufficient available funding to complete the development of Phase 1 (as defined herein) of the Thacker Pass Project as required for the Tranche 2 Investment; the expected benefits of the Tranche 2 Investment; statements relating to the FID (as defined herein) and issuing the FNTP (as defined herein); statements relating to the Meeting (as defined herein), including the record date for notice of the Meeting and voting; as well as other statements with respect to management's beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLI involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLI reflects the Company's current views about future events, and while considered reasonable by the Company as of the date of this prospectus supplement, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions upon which such FLI is based include, without limitation: the completion of the Offering on the terms and on the timeline anticipated; the potential benefits of the Arrangement being realized; the risk of tax liabilities as a result of the Arrangement, and general business and economic uncertainties and adverse market conditions; the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met; the risk of tax indemnity obligations owed by the Company to Lithium Argentina following the Arrangement becoming payable, including as a result of events outside of the Company's control; uncertainties inherent to feasibility studies and pre-feasibility studies and mineral resource and mineral reserve estimates; the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected; the ability of the Company to secure sufficient additional financing, advance and develop the Thacker Pass Project, and to produce battery grade lithium; the respective benefits and impacts of the Thacker Pass Project when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company's ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market; current technological trends; the impact of increasing competition in the lithium business, and the Company's competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute Shoshone Tribe for the Thacker Pass Project; continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, currency exchange rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company's operations; increased attention to environmental, social, governance and safety ("ESG-S") and sustainability-related matters, risks related to the Company's public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential "greenwashing", (i.e., misleading information or false claims overstating potential sustainability-related benefits); risks that the Company may face regarding potentially conflicting anti-ESG-S initiatives from certain U.S. state or other governments; estimates of and unpredictable changes to the market prices for lithium products; development and construction costs for the Thacker Pass Project, and costs for any additional exploration work at the project; estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further converted into mineral reserves; some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company's permitting activities at the Thacker Pass Project; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Thacker Pass Project; the Company's ability to obtain additional financing on satisfactory terms or at all, including the outcome of the ATVM Loan Program process; the risk that definitive financing documents will not be negotiated and entered into pursuant to the Conditional Commitment; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; that the Company will meet its future objectives and priorities; that the Company will have access to adequate capital to fund its future projects and plans; that such future projects and plans will proceed as anticipated; the ability of the Company to satisfy all closing conditions for the Tranche 2 Investment and complete the Tranche 2 Investment in a timely manner; the impact of the Tranche 2 Investment on dilution of shareholders and on the trading prices for, and market for trading in, the securities of the Company; dilution risks as a result of raising additional financing; as well as assumptions concerning general economic and industry growth rates, commodity prices, currency exchange and interests rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLI are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLI will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company's actual results could differ materially from those anticipated in any FLI as a result of the risk factors set out herein and in the accompanying prospectus, including the documents incorporated by reference.

The FLI contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is expressly qualified by these cautionary statements. All FLI in this prospectus supplement speaks as of the date of this prospectus supplement. The Company does not undertake any obligation to update or revise any FLI, whether as a result of new information, future events or otherwise, except as required by law. Additional information about these assumptions and risks and uncertainties is contained in the Company's filings with securities regulators, including the Company's most recent Annual Report on Form 20-F and most recent management's discussion and analysis for our most recently completed financial year and, if applicable, interim financial period, which are available on the Canadian System for Electronic Data Analysis and Retrieval+ ("SEDAR+") at www.sedarplus.ca and the SEC's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") at www.sec.gov/edgar.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, include disclosure of certain non-GAAP financial measures or ratios, including working capital and expected average annual EBITDA with respect to the results of the feasibility study in the Thacker Pass TR and the pre-feasibility study in the Thacker Pass 1300 Report (as defined herein) for the Thacker Pass Project. Such measures have no standardized meaning under IFRS and may not be comparable to similar measures used by other issuers. The Company believes that these measures and ratios provide investors with an improved ability to evaluate the prospects of the Company and, in particular, the Thacker Pass Project. As the Thacker Pass Project is not in production, the prospective non-GAAP financial measure of expected average annual EBITDA presented may not be reconciled to the nearest comparable measure under IFRS and the equivalent historical non-GAAP financial measure for the prospective non-GAAP financial measure or ratio discussed herein is nil$. Also, see "Use of Non-GAAP Financial Measures and Ratios" in the Company's management's discussion and analysis for the year ended December 31, 2023 incorporated by reference herein for additional information on other non-GAAP financial measures and ratios utilized by the Company.

NOTICE REGARDING REPRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The disclosure included in or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with, and uses mineral reserves and mineral resources classification terms that are in accordance with, reporting standards in Canada and the United States, as applicable. The mineral reserves and mineral resources estimates use the terms defined in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") - Definition Standards for Mineral Resources and Mineral Reserves, adopted by the CIM Council on May 10, 2014, as amended (the "CIM Definition Standards"), and are incorporated by reference into National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Unless otherwise indicated, all mineral reserves and mineral resources estimates included in or incorporated by reference in this prospectus supplement and the accompanying prospectus have been prepared in accordance with NI 43-101 and the CIM Definition Standards and Subpart 1300 of Regulation S-K promulgated by the SEC ("S-K 1300"), as applicable.

While S-K 1300 uses the same terminology for mineral reserves and mineral resources as NI 43-101, the definitions, while similar, are not identical to NI 43-101. Accordingly, information included or incorporated by reference in this prospectus supplement and accompanying prospectus concerning mineral reserves and mineral resources reported by the Company in accordance with NI 43-101 may not be comparable to similar information prepared in accordance with S-K 1300.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in United States dollars and our annual financial statements are prepared in accordance with IFRS and our interim financial statements are prepared in accordance with IFRS applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting. As a result, certain financial information included in or incorporated by reference in this prospectus supplement may not be comparable to financial information prepared by companies in the United States reporting under US GAAP. Certain calculations included in tables and other figures in this prospectus supplement have been rounded for clarity of presentation.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunities and market share, is based on information from independent industry organizations, other third-party sources (including industry publications, surveys, and forecasts) and management studies and estimates.

Unless otherwise indicated, our estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and include assumptions made by us which we believe to be reasonable based on our knowledge of our industry and markets. Although the Company believes these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey. Our internal research and assumptions have not been verified by any independent source, and we have not independently verified any third-party information. While we believe the industry and market information included in or incorporated by reference in this prospectus supplement and accompanying prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry and markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings "Forward-Looking Information" and "Risk Factors".

CURRENCY AND EXCHANGE RATE INFORMATION

This prospectus supplement and the accompanying prospectus contain references to United States dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars. References to "$" or "US$" are to United States dollars and references to "C$" are to Canadian dollars.

The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for the conversion of one (1) United States dollar into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

Year ended December 31,
	2023	2022
High	C$1.3875	C$1.3856
Low	C$1.3128	C$1.2451
Average	C$1.3497	C$1.3011
Rate at end of period	C$1.3226	C$1.3544

On April 16, 2024, the exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.3821.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus supplement from documents that have been filed with, or furnished to, the SEC and some of which have also been filed by us with the securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on written or oral request without charge from the Corporate Secretary of the Company at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5, e-mail: legal@lithiumamericas.com, and are also available electronically under the profile of the Company at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov.

The following documents, which we filed or furnished to the SEC and the commissions, as applicable are specifically incorporated by reference into, and form an integral part of, this prospectus supplement:

(a) the annual report on Form 20-F of the Company dated March 18, 2024 for the year ended December 31, 2023, as amended on March 22, 2024 (the "2023 Form 20-F");

(b) the material change report of the Company dated March 14, 2024 relating to the conditional commitment received by the Company from the U.S. Department of Energy for a US$2.26 billion loan under the Advanced Technology Vehicles Manufacturing Loan Program for financing the construction of the processing facilities at the Thacker Pass Project; and

(c) the management information circular dated March 21, 2024, for the annual and special meeting of shareholders of the Company to be held on May 24, 2024.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus supplement. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus supplement by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall be deemed, except as so modified or superseded, not to constitute a part of this prospectus supplement.

SUMMARY OF THE OFFERING

The following is a summary of the basic features of the Offering, is not intended to be complete, and is subject to, and should be read together with, the more detailed information, financial data and statements contained elsewhere in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus.

Issuer	Lithium Americas Corp.

Securities Offered	55,000,000 Offered Shares

Offering Size	US$

Over-Allotment Option

The Company has granted to the Underwriters an Over-Allotment Option to purchase 8,250,000 Over-Allotment Shares at the Offering Price and on the same terms and conditions as the Offering, exercisable in whole or in part and from time to time, for a period of up to 30 days following the closing of the Offering to cover over-allotments, if any, and for market stabilization purposes.

Plan of Distribution

The Offering is made pursuant to the Underwriting Agreement dated                             , 2024 between the Company and the Underwriters. See "Plan of Distribution" for additional details, including regarding the Underwriters' Fee.

Use of Proceeds

The Company anticipates that the net proceeds from this Offering will be approximately US$                            , after deducting the Underwriters' Fee and other expenses related to the Offering, but before giving effect to any exercise of the Over-Allotment Option. The Company intends to use the net proceeds of the Offering to advance the construction and development of the Thacker Pass Project. See "Use of Proceeds".

Risk Factors

Investing in the Offered Shares is speculative and involves a high degree of risk. Each prospective investor should carefully consider the risks described under the sections titled "Risk Factors" in this prospectus supplement and in the accompanying prospectus, and under similar headings in the documents incorporated by reference herein and therein before investing in the Offered Shares.

Trading Symbol	TSX and NYSE: LAC

Listing

The Company has applied to list the Offered Shares and Over-Allotment Shares qualified for distribution by this prospectus supplement on the TSX and NYSE. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX and NYSE.

Closing	On or about , 2024, or such other date as the Company and the Lead Underwriters mutually agree.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC in addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from the SEC's Electronic Document Gathering and Retrieval system, which is commonly known by the acronym "EDGAR", and may be accessed at www.sec.gov.

For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to the Company and the Securities.

THE COMPANY

The Company was incorporated under the BCBCA on January 23, 2023 to acquire ownership of the North American business assets and investments of Lithium Americas Corp., which is now named Lithium Americas (Argentina) Corp., pursuant to a separation transaction that was undertaken on October 3, 2023 (the "Arrangement"). In connection with the completion of the Arrangement, the Company was renamed "Lithium Americas Corp.".

The Company's head and registered office is located at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5.

BUSINESS OF THE COMPANY

General Overview

The Company is a Canadian-based resource company focused on the advancement of significant lithium projects. The Company strives to operate under the highest ESG-S standards to foster the sustainable advancement of projects that support the vital lithium supply chain and the global transition to cleaner energy. The Company's flagship project is the Thacker Pass Project, a sedimentary-based lithium deposit located in the McDermitt Caldera in Humboldt County, in northern Nevada. The Company owns 100% of the Thacker Pass Project through its wholly-owned subsidiary, Lithium Nevada Corp. The Company also holds investments in Green Technology Metals Limited and Ascend Elements, Inc., and exploration properties in the United States and Canada.

Certain Information Regarding the Thacker Pass Project

The following description of certain information regarding the Thacker Pass Project does not contain all of the information about the Thacker Pass Project that you should consider before investing in the Offered Shares. The following description is qualified in its entirety by the more detailed information contained in the 2023 Form 20-F, the full text of the feasibility study titled "Feasibility Study: National Instrument 43-101 Technical Report for the Thacker Pass Project, Humboldt County, Nevada, USA" (the "Thacker Pass TR") and the preliminary feasibility study titled "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA" with an effective date of December 31, 2022 (the "Thacker Pass 1300 Report"). You should carefully read the entire prospectus supplement and the accompanying prospectus, including the sections titled "Risk Factors", and the documents incorporated by reference herein and therein before making an investment decision.

Location and Access

The Thacker Pass Project is located in Humboldt County in northern Nevada, approximately 100 kilometers north-northwest of Winnemucca, approximately 33 kilometers west-northwest of Orovada, and approximately 33 kilometers due south of the Oregon border. Access to the Thacker Pass Project is via the paved US Highway 95 and paved State Route 293. Driving time is approximately one hour from Winnemucca and approximately 3.5 hours from Reno. The closest international airport is located in Reno, Nevada, and the nearest railroad access is located in Winnemucca, Nevada.

Mineralization

The Thacker Pass Project deposit sits sub-horizontally beneath a thin alluvial cover and is partially exposed at the surface. It lies at relatively low elevations (between 1,500 m and 1,300 m) in caldera lake sediments that have been separated from the topographically higher deposits to the north due to post-caldera resurgence and Basin and Range normal faulting. Exposures of the sedimentary rocks at the Thacker Pass Project are limited to a few drainages and isolated road cuts. Therefore, the stratigraphic sequence in the deposit is primarily derived from core drilling.

Clay in the Thacker Pass Project deposit includes two distinctly different mineral types, smectite and illite, based on chemistry and X-ray diffraction spectra. Clay with X-ray diffraction spectra that are indicative of smectite (12 - 15 Å basal spacing) occurs at relatively shallow depths in the deposit. Smectite drill intervals contain roughly 2,000 - 4,000 parts per million ("ppm") lithium ("Li"). The chemistry and structure of the smectite at the McDermitt Volcanic Field is most similar to hectorite, a subtype of smectite (Na0,3(Mg,Li)3Si4O10(OH)2), though chemically the clay is intermediate between hectorite and two other smectites, stevensite and saponite. Supported hectorite clay occurs elsewhere in the McDermitt Caldera and has been documented by several authors.

The smectite clay concentrates at the Thacker Pass Project have a lithium content similar to hectorite clay concentrate at Hector, California (around 5,700 ppm Li), and higher than the average of all clay concentrates at Clayton Valley, Nevada (approximately 3,500 ppm Li average). The illite clay concentrates at the Thacker Pass Project contain approximately twice the concentration of lithium as the hectorite concentrate from Hector, California and approximately three times the concentration of lithium from clay concentrates in Clayton Valley, Nevada.

Post-caldera hydrothermal fluids in the vicinity of the Thacker Pass Project altered some of the smectite to illite clay, increasing the concentration of lithium in the illitic zones. The resulting near-surface deposit allows for a shallow open pit (<400 feet deep) that will be block mined with active reclamation to minimize environmental impact.

The following graphic illustrates the difference between a generic sedimentary lithium deposit (i.e. non-caldera) as compared to the Thacker Pass Project sedimentary lithium deposit (i.e. caldera-hosted). Source: Dr. Thomas R. Benson.

For further information regarding the McDermitt Volcanic Field and the location of the Thacker Pass Project within the McDermitt Caldera, see "Item 4. Information on the Company - D. Property, Plants and Equipment - Detailed Property Description - Geological Setting, Mineralization and Deposit Types - Mineralization" in the 2023 Form 20-F.

Mineral Resources and Mineral Reserves Estimates under S-K 1300

Mineral Resources Estimate

The statement of mineral resources for the Thacker Pass Project as set out in the Thacker Pass 1300 Report is presented in the table below and is current as of December 31, 2023 and mineral resources are reported exclusive of mineral reserves in accordance with S-K 1300.

Mineral Resources Estimate as of December 31, 2023 as reported under S-K 1300

Category	Tonnage (Mt)	Average Li (ppm)	Lithium Carbonate Equivalent (Mt)	Metallurgical Recovery (%)
Measured	325.2	1,990	3.4	73.5
Indicated	895.2	1,820	8.7	73.5
Measured & Indicated	1,220.4	1,860	12.1	73.5
Inferred	297.2	1,870	3.0	73.5

Notes:

1. A qualified person, Rene LeBlanc, who is an employee of the Company, has determined that all material assumptions and information in the Thacker Pass 1300 Report, including those related to price estimates, remain current as of December 31, 2023.

2. Mineral resources that are not mineral reserves do not have demonstrated economic viability, and there is no certainty that all or any part of such mineral resources will be converted into mineral reserves.

3. Mineral resources are in-situ and exclusive of 217.3 million metric tonnes (Mt) of mineral reserves.

4. Mineral resources are reported using an economic break-even formula: "Operating Cost per Resource Tonne"/"Price per Recovered Tonne Lithium" * 10^6 = ppm Li Cutoff. "Operating Cost per Resource Tonne" = $88.50, "Price per Recovered Tonne Lithium" is estimated: ("Lithium Carbonate Equivalent (LCE) Price" * 5.323 *(1 - "Royalties") * "Recovery". Variables are "LCE Price" = $22,000/tonne Li2CO3, "Royalties" = 1.75% and "Metallurgical Recovery" = 73.5%. Price source: Wood Mackenzie Q2 FY2022 Long term forecast report as referenced in section 16.4 of the Thacker Pass 1300 Report.

5. Resources presented at a cutoff grade of 1,047 ppm Li.

6. A resource economical pit shell has been derived from performing a pit optimization estimation using Vulcan software.

7. The conversion factor for lithium to Lithium Carbonate Equivalent ("LCE") is 5.323.

8. Applied density for the mineralization is 1.79 t/m3 (Section 8.4 of the Thacker Pass 1300 Report).

9. Measured mineral resources are in blocks estimated using at least six drill holes and eighteen samples within a 262 m search radius in the horizontal plane and 5 m in the vertical direction; indicated mineral resources are in blocks estimated using at least two drill holes and six to eighteen samples within a 483 m search radius in the horizontal plane and 5 m in the vertical direction; and inferred mineral resources are blocks estimated with at least two drill holes and three to six samples within a search radius of 722 m in the horizontal plane and 5 m in the vertical plane.

10. Tonnages and grades have been rounded to accuracy levels deemed appropriate by the qualified person. Summation errors due to rounding may exist.

Potential risk factors that could affect the mineral resources estimates include but are not limited to large changes in the market pricing, commodity price assumptions, material density factor assumptions, future geotechnical evaluations, unrecognized structural displacement of the mineralized horizons, metallurgical recovery assumptions, mining and processing cost assumptions, and other cost estimates could affect the pit optimization parameters and therefore the cut-off grades and mineral resources estimates.

Mineral Reserves Estimate

Category	Tonnage (Mt)	Average Li (ppm)	Lithium Carbonate Equivalent (Mt)
Proven	192.9	3,180	3.3
Probable	24.4	3,010	0.4
Proven and Probable	217.3	3,160	3.7

Notes:

1. The mineral reserve estimate was derived from the Thacker Pass 1300 Report with an effective date of December 31, 2022. A qualified person, Rene LeBlanc, who is an employee of the Company, has determined that mineral reserve and resource estimates and all material assumptions and information in the Thacker Pass 1300 Report, including those related to price estimates, remain current as of December 31, 2023.

2. Mineral reserves have been converted from measured and indicated mineral resources within the Thacker Pass 1300 Report and have demonstrated economic viability.

3. Reserves presented at an 85% maximum ash content and a cut-off grade of 1.533 kg of lithium extracted per tonne run of mine feed. A sales price of $5,400 US$/t of Li2CO3 was utilized in the pit optimization resulting in the generation of the reserve pit shell in 2019. Overall slope of 27 degrees was applied. For bedrock material pit slope was set at 47 degrees. Mining and processing cost of $57.80 per tonne of run-of-mine ("ROM") feed, a processing recovery factor of 84%, and royalty cost of 1.75% were addition inputs into the pit optimization.

4. A life of mine ("LOM") plan was developed based on equipment selection, equipment rates, labor rates, and plant feed and reagent parameters. All mineral reserves are within the LOM plan. The LOM plan is the basis for the economic assessment within the Thacker Pass 1300 Report, which is used to show economic viability of the mineral reserves.

5. Applied density for the ore is 1.79 t/m3 (Section 8.4 of the Thacker Pass 1300 Report).

6. Lithium Carbonate Equivalent is based on in-situ LCE tonnes with 95% recovery factor.

7. Tonnages and grades have been rounded to accuracy levels deemed appropriate by the qualified person. Summation errors due to rounding may exist.

8. The reference point at which the mineral reserves are defined is at the point where the ore is delivered to the run-of-mine feeder.

The mineral reserves estimate is based on current knowledge, engineering constraints and permit status. Large changes in the market pricing, commodity price assumptions, material density factor assumptions, future geotechnical evaluations, cost estimates, metallurgical recovery, or process plant performance could affect the pit optimization parameters and therefore the cut-off grades and estimates of mineral reserves.

Mineral Resources and Mineral Reserves Estimates under NI 43-101

Mineral Resources Estimate

The statement of mineral resources for the Thacker Pass Project as set out in the Thacker Pass TR with an effective date of November 2, 2022 is presented in the table below and mineral resources are reported inclusive of mineral reserves in accordance with NI 43-101.

Mineral Resources Estimate as of November 2, 2022 as reported under NI 43-101

Category	Tonnage (Mt)	Average Li (ppm)	Lithium Carbonate Equivalent (Mt)
Measured	534.7	2,450	7.0
Indicated	922.5	1,850	9.1
Measured & Indicated	1,457.2	2,070	16.1
Inferred	297.2	1,870	3.0

Notes:

1. The qualified person who supervised the preparation of and approved disclosure for the estimate is Benson Chow, P.G., SME-RM.

2. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

3. Mineral resources are inclusive of 217.3 million metric tonnes (Mt) of mineral reserves.

4. Mineral resources are reported using an economic break-even formula: "Operating Cost per Resource Tonne"/"Price per Recovered Tonne Lithium" * 10^6 = ppm Li Cutoff. "Operating Cost per Resource Tonne" = $88.50, "Price per Recovered Tonne Lithium" is estimated: ("Lithium Carbonate Equivalent (LCE) Price" * 5.323 *(1 - "Royalties") * "Recovery". Variables are "LCE Price" = $22,000/tonne Li2CO3, "Royalties" = 1.75% and "Metallurgical Recovery" = 73.5%.

5. Resources presented at a cutoff grade of 1,047 ppm Li.

6. A resource economical pit shell has been derived from performing a pit optimization estimation using Vulcan software.

7. The conversion factor for lithium to LCE is 5.323.

8. Applied density for the mineralization is 1.79 t/m3 (Section 11.4 of the Thacker Pass TR).

9. Measured mineral resources are in blocks estimated using at least six drill holes and eighteen samples within a 262 m search radius in the horizontal plane and 5 m in the vertical direction; indicated mineral resources are in blocks estimated using at least two drill holes and six to eighteen samples within a 483 m search radius in the horizontal plane and 5 m in the vertical direction; and inferred mineral resources are blocks estimated with at least two drill holes and three to six samples within a search radius of 722 m in the horizontal plane and 5 m in the vertical plane.

10. Tonnages and grades have been rounded to accuracy levels deemed appropriate by the qualified person. Summation errors due to rounding may exist.

Potential risk factors that could affect the mineral resources estimates include but are not limited to large changes in the market pricing, commodity price assumptions, material density factor assumptions, future geotechnical evaluations, unrecognized structural displacement of the mineralized horizons, metallurgical recovery assumptions, mining and processing cost assumptions, and other cost estimates could affect the pit optimization parameters and therefore the cut-off grades and mineral resources estimates.

Mineral Reserves Estimate

The statement of mineral reserves for the Thacker Pass Project as set out in the Thacker Pass TR with an effective date of November 2, 2022 is presented in the table below.

Mineral Reserves Estimate as of November 2, 2022 as reported under NI 43-101

Category	Tonnage (Mt)	Average Li (ppm)	Lithium Carbonate Equivalent (Mt)
Proven	192.9	3,180	3.3
Probable	24.4	3,010	0.4
Proven and Probable	217.3	3,160	3.7

Notes:

1. The mineral reserve estimate was derived from the Thacker Pass TR with an effective date of November 2, 2022.

2. The qualified person who supervised the preparation of and approved disclosure for the estimate is Kevin Bahe, P.E., SME-RM.

3. Mineral reserves have been converted from measured and indicated mineral resources within the Thacker Pass TR and have demonstrated economic viability.

4. Reserves presented at an 85% maximum ash content and a cut-off grade of 1.533 kg of lithium extracted per tonne run of mine feed. A sales price of $5,400 US$/t of Li2CO3 was utilized in the pit optimization resulting in the generation of the reserve pit shell in 2019. Overall slope of 27 degrees was applied. For bedrock material pit slope was set at 47 degrees. Mining and processing cost of $57.80 per tonne of ROM feed, a processing recovery factor of 84%, and royalty cost of 1.75% were addition inputs into the pit optimization.

5. A LOM plan was developed based on equipment selection, equipment rates, labor rates, and plant feed and reagent parameters. All mineral reserves are within the LOM plan. The LOM plan is the basis for the economic assessment within the Thacker Pass TR, which is used to show economic viability of the mineral reserves.

6. Applied density for the ore is 1.79 t/m3.

7. Lithium Carbonate Equivalent is based on in-situ LCE tonnes with 95% recovery factor.

8. Tonnages and grades have been rounded to accuracy levels deemed appropriate by the qualified person. Summation errors due to rounding may exist.

9. The reference point at which the mineral reserves are defined is at the point where the ore is delivered to the run-of-mine feeder.

The mineral reserves estimate is based on current knowledge, engineering constraints and permit status. Large changes in the market pricing, commodity price assumptions, material density factor assumptions, future geotechnical evaluations, cost estimates, metallurgical recovery, or process plant performance could affect the pit optimization parameters and therefore the cut-off grades and estimates of mineral reserves.

For further information regarding the mineral reserves estimates as presented under both S-K 1300 and NI 43-101, see "Item 4. Information on the Company - D. Property, Plants and Equipment - Detailed Property Description - Mineral Resource and Mineral Reserve Estimates" in the 2023 Form 20-F.

Carbon and Water Stewardship

The Company is committed to creating shared value through responsible and sustainable resource development by prioritizing the health and safety of its people, respecting the environment by minimizing its environmental impact, building engaging long-term relationships with stakeholders and adhering to the highest governance standards.

Carbon Intensity

Scope 1 and 2 carbon intensity for the Thacker Pass Project based on the Thacker Pass TR process is estimated to be approximately 40% less than mining peers (when including processing), based on third-party analysis from a leading international engineering firm. The Thacker Pass Project will benefit from having an on-site sulfuric acid plant that is expected to produce approximately 50% of required power for the first phase of operations targeting to produce an initial 40,000 tonnes per year of battery grade lithium carbonate ("Phase 1"). By using mechanical vapor recompression evaporator technology, this carbon-free power will be used to electrify our most energy intensive processes, avoiding up to 10.02 tonnes of carbon emissions per tonne of lithium carbonate produced per annum (t CO2e/t Li2CO3), compared to a conventional triple effect evaporator with propane fired boilers and imported sulfuric acid. The following figure sets out a baseline of our expected operational Scope 1 (direct) and Scope 2 (indirect) greenhouse gas emissions intensity for the Thacker Pass Project.

Water Recycling and Reuse

In furtherance of the Company's commitment to low water consumption and recycling, the Company engaged a third-party leading international engineering firm to conduct a detailed water cycle assessment for the Thacker Pass Project's Phase 1 operations, based on the Thacker Pass TR process. The process flowsheet design for the Thacker Pass Project leverages filtration, evaporation and centrifuge technologies to maximize the reuse and recycling of processed water and limit the amount of water obtained from natural sources. The zero liquid discharge facility is designed for low-water consumption, heavily relying on water recycling to meet its needs and prevents discharge of industrial wastewater into the environment. Each cubic meter of process water is estimated to be recycled and reused an average of seven times within the production process. Phase 1 operation is expected to consume approximately 2,700 acre feet per year, equivalent to approximately the same amount of water required for 4-5 irrigation pivots. Phase 1 is expected to draw an equivalent of approximately 3% of the appropriated water rights in the Orovada Subarea of Quinn River Valley, Humboldt County.

Further Information

For further information regarding the Company and the Thacker Pass Project, see the accompanying prospectus, the 2023 Form 20-F and other documents incorporated by reference in this prospectus supplement available at www.sedarplus.ca and www.sec.gov under the Company's profile.

The foregoing description of the Company does not contain all of the information about the Company and its assets and business that you should consider before investing in the Offered Shares. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the sections titled "Risk Factors", and the documents incorporated by reference herein and therein before making an investment decision.

Recent Developments

DOE Conditional Commitment

On March 14, 2024, the Company announced it received a conditional commitment (the "Conditional Commitment") from the U.S. Department of Energy ("DOE") for a $1.97 billion loan in aggregate principal to fund eligible construction costs of Thacker Pass Phase 1, plus interest to be accrued during construction, which is estimated to be $290 million over a three-year period, together totaling a $2.26 billion loan under the ATVM Loan Program (the "Loan"). Based on the terms of the Conditional Commitment, if finalized, the Loan will have a 24-year maturity with interest rates fixed from the date of each monthly advance for the term of the loan at applicable U.S. treasury rates, without any additional credit spread. The Thacker Pass Project supports the U.S. government's commitment to securing a domestic supply chain for critical minerals to reduce reliance on foreign materials, and Phase 1 production could support lithium needs for up to 800,000 electric vehicles annually. In addition, pursuant to the Offtake Agreement with GM, GM may purchase up to 100% of the Phase 1 production at a price based on prevailing market rates. The term of the arrangement for Phase 1 production is 10 years, subject to a five-year extension at GM's option and other limited extensions, with lithium carbonate from the Thacker Pass Project expected to be used in GM's proprietary Ultium battery cells.

Once all the project capital necessary to fund Phase 1 is in place, we anticipate making the final investment decision ("FID") and issuing full notice to proceed ("FNTP") to our contractors. Initial construction of the Thacker Pass Project commenced in early 2023 and major construction is expected to commence in the second half of 2024, following FID and FNTP. Once the Loan agreement is finalized, the Company expects to begin to draw on the Loan in early 2025. Conditions precedent to the first draw under the Loan include, but are not limited to, project finance model bring down, letters of credit to support reserve accounts, and securing additional corporate working capital to fund pre-commissioning general and operating expenses and commissioning costs through production. The Company expects the $195 million reserve account requirements to be satisfied with letters of credit or similar credit support facilities. The Company is in active discussions with our key project partners and other third parties to have these in place later this year. The Company currently expects the additional corporate working capital amount to be approximately $165 million, net of any financing-related fees and expenses, to fund activities from the start of 2025 through expected production in 2027. The Company is evaluating various financing alternatives, including the Offering, public or private offerings of equity or equity-linked securities, strategic joint ventures, pre-payment transactions and royalty transactions (collectively "Financing Alternatives") that could potentially be used to fund this corporate working capital to facilitate first drawdown on the Loan.

The Loan remains subject to the negotiation and finalization of definitive financing documents. It is possible that the terms of the finalized Loan agreement will change from the time of Conditional Commitment. While the Conditional Commitment indicates the DOE's intent to finance the processing facilities at the Thacker Pass Project, the Company must satisfy certain technical, legal, environmental and financial conditions before DOE enters into definitive financing documents and funds the Loan.

For further information regarding the Conditional Commitment, see the March 2024 MCR, and for further information regarding the GM Transaction and the Offtake Agreement, see the 2023 Form 20-F. See also "Risk Factors - Risks Relating to the Loan" and "Risk Factors - Risks Relating to Capital and Operating Costs".

Revised Capital Cost Estimate

On March 14, 2024, the Company announced that together with Bechtel Corporation and other major mining and processing plant contractors, the Company has further refined and updated the Phase 1 capital cost estimate, following the estimate set out in the Thacker Pass TR. The revised capital cost estimate of $2.93 billion reflects steps the Company has taken to de-risk construction, including (i) achieving a higher degree of engineering, advancing estimates of key quantities and execution plans, (ii) increasing project contingency to 15%, (iii) updating labor costs due to an increase in estimated number of construction workers to approximately 1,800 and substantially de-risking skilled labor availability with the National Construction Agreement (Project Labor Agreement) with North America's Building Trades Unions for construction of the Thacker Pass Project; (iv) securing land and temporary housing facility for the Workforce Hub in Winnemucca for construction workers, and (v) updating pricing for over 70% of procurement packages to reflect current market conditions. The revised capital cost estimate of $2.93 billion is not used in the economic analysis presented in the Thacker Pass TR or the Thacker Pass 1300 Report. As of the year ended December 31, 2023, the Company had spent approximately $193.7 million towards Phase 1 capital expenditures, with remaining capital expenditures of approximately $2.736 billion based on the revised capital cost estimate. For further information regarding the revised capital cost estimate, see the 2023 Form 20-F.

The Loan plus GM's pending $330 million Tranche 2 Investment are expected to provide the vast majority of the remaining capital necessary to fund construction of Phase 1. As of December 31, 2023, after accounting for funding from the Loan and GM's Tranche 2 Investment, the Company estimates approximately $436 million remains to be committed to Phase 1 capital costs from the Company's existing cash and cash equivalents and incremental funding. As of December 31, 2023, the Company had approximately $196 million of cash and cash equivalents, of which approximately $151 million is expected to be committed to fund remaining Phase 1 capital expenditures, after taking into account the Company's 2024 operating budget of approximately $45 million, leaving approximately $285 million of Phase 1 capital costs, net of financing-related fees and expenses, to be sourced. The Company has been evaluating Financing Alternatives to fund the remaining need before closing GM's Tranche 2 Investment, which is expected before or in connection with closing of the Loan later this year. The Company currently expects to issue a FNTP shortly following closing of the Loan with the DOE. See "Risk Factors - Risks Relating to Capital and Operating Costs" and "Risk Factors - Risks Relating to the Loan". See also "Use of Proceeds".

Workforce Hub

All of the Company's housing modules required for the Workforce Hub in Winnemucca have now been delivered. The modules are currently stored in-place to allow for staged erection to align with the Phase 1 construction timeline following issuance of the FNTP, currently expected in the second half of 2024.

Upcoming Annual General and Special Meeting of Shareholders

On March 18, 2024, the Company filed its notice of meeting and record date in connection with the annual general and special meeting of shareholders of the Company to be held on May 24, 2024 (the "Meeting"). The record date for notice of the Meeting and for voting at the Meeting is April 12, 2024 and prior to the Closing Date and, as a result, purchasers who acquire Offered Shares pursuant to the Offering will not be entitled to vote the Offered Shares acquired pursuant to the Offering in connection with the Meeting. At the Meeting, in addition to determining the number of directors and electing directors for the ensuing year and appointing the Company's auditor, shareholders will be asked to pass, with or without variation, a special resolution to approve amendments to the Company's articles to create new classes of preferred shares issuable in series and attach special rights and restrictions to such preferred shares and the Common Shares.

RISK FACTORS

Investing in the Offered Shares is speculative and involves a high degree of risk due to the nature of our business and the present stage of our development. Before deciding to invest in the Offered Shares, you should carefully consider all of the information contained in, and incorporated or deemed to be incorporated by reference in, this prospectus supplement and the accompanying prospectus. An investment in the Offered Shares is subject to certain risks, including risks related to the business of the Company, risks related to mining operations and risks related to the Company's securities described in this prospectus supplement and the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. SEE THE RISK FACTORS BELOW AND THE "RISK FACTORS" SECTION OF THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND THEREIN. Each of the risks described in these sections and in the documents incorporated by reference herein could materially and adversely affect our business, financial condition, results of operations and prospects, could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, properties or financial performance, and could result in an entire loss of your investment. These risks are not the only risks we face. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business, financial condition, results of operations and prospects.

These risk factors, together with all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus, including, without limitation, information contained in the section "Forward-Looking Information" as well as the risk factors in the accompanying prospectus and the documents incorporated by reference, should be carefully reviewed and considered by investors. Some of the factors described herein and the accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein and therein are interrelated and, consequently, investors should treat such risk factors as a whole.

If any of the adverse effects set out in the risk factors described herein and in the accompanying prospectus, or in another document incorporated or deemed incorporated by reference herein or therein occur, it could have a material adverse effect on the business, financial condition, results of operations and prospects of the Company. Additional risks and uncertainties of which the Company currently is unaware of or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company's business, financial condition, results of operations and prospects. The Company cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein and in the accompanying prospectus, or in the other documents incorporated or deemed incorporated by reference herein or therein or other unforeseen risks.

Risks Relating to the Loan

The receipt by the Company of the Conditional Commitment from the DOE in respect of the Loan is not an assurance that definitive financing documents will be negotiated and entered into, that the terms and conditions of the Loan will be consistent with the terms contemplated in the Conditional Commitment, or that all technical, legal and financial conditions will be achieved and satisfied. The outcome of the process with the DOE relating to the Loan and the Company's ability to draw and utilize such funds towards the construction and development of Phase 1 of the Thacker Pass Project is dependent on whether the DOE determines to proceed with the definitive financing documents and under what conditions, and certain requirements under the Loan may be subsequently revised pursuant to the terms of the Loan to appropriately reflect any updates to project economics at the time of satisfying remaining conditions precedent to first draw down under the Loan. There can be no assurance as to the outcome of these decisions and the terms and conditions of the financing documents that may be offered, if any.

If and when definitive financing documents in respect of the Loan are entered into, the Loan and the ability for the Company to draw upon the Loan are expected to be conditional upon certain condition precedents and to include representations, warranties and covenants of the Company customary for financings of a similar nature by the U.S. Government or other public lending institutions, including relating to repayment obligations. The failure of the Company to comply with or satisfy any or all of the conditions or to remain in compliance with the covenant regime under the Loan could result in a reduction of the size of the Loan made available to the Company and/or an event of default under the Loan, which could result in the termination of the Loan and/or cause any amounts outstanding under the Loan to become immediately due and payable, any of which would have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Risks Relating to Capital and Operating Costs

The Loan plus GM's pending $330 million Tranche 2 Investment are expected to provide the vast majority of the remaining capital necessary to fund construction of Phase 1. As of December 31, 2023, after accounting for funding from the Loan and the Tranche 2 Investment, the Company estimates approximately $436 million remains to be committed to Phase 1 capital costs from the Company's existing cash and cash equivalents and incremental funding. As of December 31, 2023, the Company had approximately $196 million of cash and cash equivalents, of which approximately $151 million is expected to be committed to fund remaining Phase 1 capital expenditures, after taking into account the Company's 2024 operating budget of approximately $45 million, leaving approximately $285 million of Phase 1 capital costs, net of financing-related fees and expenses, to be sourced. In connection with the Offering, the Company expects to raise net proceeds of approximately $                             (before giving effect to any exercise of the Over-Allotment Option), which will, along with and after accounting for the funding from the Loan, the Tranche 2 Investment and the Company's cash of approximately $151 million (as of December 31, 2023) available to fund remaining Phase 1 capital expenditures, result in the estimated remaining capital expenditures of approximately $2.736 billion being fully funded for construction of Phase 1.

Initial construction of the Thacker Pass Project commenced in early 2023 and major construction is expected to commence in the second half of 2024, following the anticipated closing of the Loan. Once the Loan agreement is finalized, the Company expects to begin to draw on the Loan in early 2025. Conditions precedent to the first draw under the Loan include, but are not limited to, project finance model bring down, letters of credit to support reserve accounts, and securing additional corporate working capital to fund pre-commissioning general and operating expenses and commissioning costs through production. The Company expects the $195 million reserve account requirements to be satisfied with letters of credit or similar credit support facilities. The Company is in active discussions with key project partners and other third parties to have these in place later this year. The Company currently expects the additional corporate working capital amount to be approximately $165 million, net of any financing-related fees and expenses, to fund activities from the start of 2025 through expected production in 2027. The Company is evaluating Financing Alternatives that could potentially be used to fund this corporate working capital to facilitate first drawdown on the Loan.

As such, the Company will need to seek additional equity, debt or other financing arrangements to provide the additional capital required to cover the remaining unfunded capital expenditures and other operating costs and capital requirements. There can be no assurance that the Company will be able to raise sufficient additional capital on acceptable terms, or at all. If such additional financing is not available on satisfactory terms, or is not available in sufficient amounts, the Company may be required to delay and limit the construction of Phase 1, and the Company's business, financial condition, results of operations and prospects may be materially adversely effected.

Further Financing and Potential Dilution

The Company will need to raise additional financing in the future, and such financing may be raised through the issuance of Common Shares, preferred shares, other equity securities or convertible debt securities, or by way of project level investments, offtake or royalty arrangements, debt instruments or other financing vehicles. If the Company raises additional funding through any of these means, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment and the value of the Company's securities.

Discretion in the Use of Proceeds

The Company currently intends to allocate the net proceeds received from the Offering as described under "Use of Proceeds"; however, the Company will have broad discretion in the actual application of such net proceeds, as well as the timing of their expenditures, and may elect to allocate net proceeds differently from that described under "Use of Proceeds" if determined by the Board of Directors to be in the Company's best interests to do so. Shareholders may not agree with the manner in which the Board of Directors and management choose to allocate and spend the net proceeds. The failure by the Company to apply these funds effectively could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Negative Operating Cash Flows

To date, the Company has not generated significant revenues from operations. The Company had negative operating cash flows for the year ended December 31, 2023 and the Company is expected to continue to incur negative operating cash flows. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the net proceeds of the Offering to fund any such negative operating cash flow in future periods.

Loss of Entire Investment

An investment in the Offered Shares is speculative and may result in the loss of an investor's entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company. Investors should consult with their professional advisors to assess any investment in the Company.

CONSOLIDATED CAPITALIZATION

As at December 31, 2023, there were 161,778,274 Common Shares issued and outstanding, as well as 1,649,572 RSUs, 95,365 DSUs, 628,024 PSUs and nil Options outstanding. As at April 15, 2024, there were 162,165,293 Common Shares issued and outstanding, as well as 3,262,751 RSUs, 114,648 DSUs, 981,098 PSUs and nil Options outstanding.

As at                             , 2024, after giving effect to the Offering, there will be                             Common Shares, and if the Over-Allotment Option is exercised in full,                               Common Shares issued and outstanding, as well as 3,262,751 RSUs, 114,648 DSUs, 981,098 PSUs and nil Options outstanding.

Other than as noted above and as set out under the heading "Prior Sales", there have been no material changes in our share or loan capital, on a consolidated basis, since December 31, 2023. See also "Item 4. Information on the Company - D. Property, Plants and Equipment - Recent Developments - Project Financing - General Motors Investment and Offtake" in the 2023 Form 20-F for further details with respect to the securities of the Company issuable in connection with the Tranche 2 Investment in connection with the GM Transaction.

DILUTION

As of December 31, 2023, the Company's net tangible book value was approximately $407 million, or $2.52 per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of Common Shares outstanding as of December 31, 2023.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Shares in this Offering and the net tangible book value per share of Common Shares immediately after completion of this Offering. After giving effect to the sale by us of the Offered Shares at the Offering Price of $                             per Offered Share, and after deducting the commissions and estimated Offering expenses payable by the Company, the Company's as-adjusted net tangible book value as of December 31, 2023 would have been approximately $                             million, or $                             per share. This represents an immediate increase in net tangible book value of $                             per share to existing shareholders and immediate dilution in net tangible book value of $                             per share to investors purchasing Common Shares in this Offering. The following table illustrates this dilution on a per share basis:

Public Offering price per share	$
Net tangible book value per share as of December 31, 2023	$
Increase in net tangible book value per share attributable to this Offering	$
As adjusted net tangible book value per share as of December 31, 2023 after giving effect to this Offering	$
Dilution per share to investor participating in this Offering	$

The table above assumes that the Underwriters do not exercise their Over-Allotment Option. If the Underwriters exercise in full their Over-Allotment Option at the Offering Price of $                            , the Company's as-adjusted net tangible book value as of December 31, 2023 per share after this Offering would be approximately $                             or $                             per share, representing an immediate increase in net tangible book value of approximately $                            per share to existing shareholders and immediate dilution in net tangible book value of $                             per share to new investors purchasing Common Shares in this Offering.

The discussion and table above are based on 161,778,274 Common Shares outstanding as of December 31, 2023, and excludes the following, in each case as of such date:

  1,649,572 Common Shares issuable upon vesting of outstanding RSUs;
  95,365 Common Shares issuable upon vesting of outstanding DSUs; and
  628,024 Common Shares issuable upon vesting of outstanding PSUs.

To the extent that any of these shares are issued upon vesting of RSUs, DSUs and PSUs, investors purchasing Common Shares in this Offering may experience further dilution. In addition, the Company may choose to raise additional capital due to market conditions or strategic considerations. To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

Subsequent to the year ended December 31, 2023, the Company issued 387,019 Common Shares on the settlement of RSUs and PSUs, and the Company had 162,165,293 issued and outstanding Common Shares as of April 15, 2024.

USE OF PROCEEDS

The net proceeds to be received by the Company from the Offering, assuming no exercise of the Over-Allotment Option, after deducting the Underwriters' Fee of approximately US$                             and after deducting the expenses of the Offering (estimated to be approximately US$                            ), will be approximately US$                            . If the Over-Allotment Option is exercised in full, the net proceeds to be received by the Company from the Offering, after deducting the Underwriters' Fee of approximately US$                             and after deducting the expenses of the Offering (estimated to be approximately US$                            ), will be approximately US$                            . See "Plan of Distribution".

The Company intends to use the net proceeds from the Offering to advance the construction and development of the Thacker Pass Project as described in more detail below. To date, the Company has not generated significant revenues from operations. The Company had negative operating cash flows for the year ended December 31, 2023 and the Company is expected to continue to incur negative operating cash flows. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the net proceeds of the Offering to fund any such negative operating cash flow in future periods. The Company may, from time to time, issue securities (including equity and debt securities) other than pursuant to this prospectus supplement.

The net proceeds of the Offering are intended to be used as follows (assuming the Over-Allotment Option is not exercised):

Principal Purposes	Estimated Amount to be Expended
Advancement of Construction and Development of the Thacker Pass Project(1)	US$
Total	US$

____________________

Notes:

(1) The FID and issuing FNTP to the relevant contractors for Phase 1 of the Thacker Pass Project is subject to several factors, including the extent and terms of third-party financing that the Company secures for construction and development costs, if any. The Company may, in its discretion, alternately elect to allocate all or a portion of these proceeds to other objectives and/or to general corporate purposes and for working capital. See also "Recent Developments - DOE Conditional Commitment" and "Recent Developments - Revised Capital Cost Estimate"

If the Over-Allotment Option is exercised in whole or in part, the Company intends to use the additional net proceeds from such exercise towards advancement of construction and development of the Thacker Pass Project.

The Company's focus in 2024 is to advance the Thacker Pass Project into major construction. Once all the project capital necessary to fund Phase 1 is in place, the Company anticipates making the FID and issuing FNTP to the relevant contractors.

In March 2024, the Company achieved a significant milestone for the Thacker Pass Project by receiving the Conditional Commitment with respect to the Loan. The Loan plus the pending Tranche 2 Investment from GM are expected to provide the vast majority of the remaining capital necessary to fund construction of Phase 1. As of December 31, 2023, after accounting for funding from the Loan and GM's Tranche 2 Investment, the Company estimates approximately $436 million remains to be committed to Phase 1 capital costs from the Company's existing cash and cash equivalents and incremental funding. As of December 31, 2023, the Company had approximately $196 million of cash and cash equivalents, of which approximately $151 million is expected to be committed to fund remaining Phase 1 capital expenditures, after taking into account the Company's 2024 operating budget of approximately $45 million, leaving approximately $285 million of Phase 1 project capital costs, net of financing-related fees and expenses, to be sourced. The net proceeds of the Offering of approximately $                             (before giving effect to any exercise of the Over-Allotment Option), along with and after accounting for the funding from the Loan, the GM Tranche 2 Investment and the Company's cash of approximately $151 million (as of December 31, 2023) available to fund remaining Phase 1 capital expenditures, are expected to result in the estimated remaining capital expenditures of approximately $2.736 billion being fully funded for construction of Phase 1.

Once the Loan agreement is finalized, the Company expects to begin to draw on the Loan in early 2025. Conditions precedent to the first draw under the Loan include, but are not limited to, project finance model bring down, letters of credit to support reserve accounts, and securing additional corporate working capital to fund pre-commissioning general and operating expenses and commissioning costs through production. The Company expects the $195 million reserve account requirements to be satisfied with letters of credit or similar credit support facilities. The Company is in active discussions with our key project partners and other third parties to have these in place later this year. The Company currently expects the additional corporate working capital amount to be approximately $165 million, net of any financing-related fees and expenses, to fund activities from the start of 2025 through expected production in 2027. The Company is evaluating Financing Alternatives that could potentially be used to fund this corporate working capital to facilitate first drawdown on the Loan. See "Risk Factors - Risks Relating to Capital and Operating Costs" and "Risk Factors - Risks Relating to the Loan".

The Loan remains subject to the negotiation and finalization of definitive financing documents. It is possible that the terms of the finalized Loan agreement will change from the time of Conditional Commitment. While the Conditional Commitment indicates DOE's intent to finance the processing facilities at the Thacker Pass Project, the Company must satisfy certain technical, legal, environmental and financial conditions before DOE enters into definitive financing documents and funds the Loan. See "Risk Factors - Risks Relating to the Loan".

Although the Company intends to expend the net proceeds from the Offering as set forth above, there may be circumstances where, for sound business reasons, a reallocation of funds may be prudent or necessary, and may vary materially from that set forth above. In addition, management of the Company will have broad discretion with respect to the actual use of the net proceeds from the Offering. See "Risk Factors - Discretion in the Use of Proceeds".

The actual amount that the Company spends in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above, and will depend on a number of factors, including those listed under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus and set out in the documents incorporated by reference herein and therein.

PLAN OF DISTRIBUTION

The Company is offering the Offered Shares described in this prospectus supplement through a number of underwriters. Evercore, Goldman Sachs, and BMO are acting as Lead Underwriters of the Offering and as representatives of the Underwriters. The Company has entered into the Underwriting Agreement with the Underwriters. Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase, at the Offering Price, the number of Offered Shares listed next to its name in the following table:

Name	Number of Offered Shares
Evercore Group L.L.C.
Goldman Sachs & Co. LLC
BMO Nesbitt Burns Inc.

Total	55,000,000

The Underwriters are committed to purchase all the Offered Shares offered by the Company if they purchase any Offered Shares. The Underwriting Agreement also provides that if an Underwriter defaults, the purchase commitments of non-defaulting Underwriters may also be increased or the Offering may be terminated.

The Underwriters propose to offer the Offered Shares directly to the public initially at the Offering Price. After the initial offering of the Offered Shares to the public, if all of the Offered Shares are not sold at the Offering Price, the Underwriters may decrease the offering price and change the other selling terms. The compensation realized by the Underwriters will decrease by the amount that the aggregate offering price paid by the purchasers of the Offered Shares is less than the gross proceeds of the Offering to the Company.

The Offering is being made concurrently in all of the provinces and territories of Canada, except Québec, and in the United States. The Offered Shares will be offered in the United States and Canada by the Underwriters either directly or through their respective duly registered United States or Canadian broker-dealer affiliates or agents, as applicable. Subject to applicable law and the provisions of the Underwriting Agreement, the Underwriters may also offer the Offered Shares outside of Canada and the United States on a private placement or equivalent basis.

 The Underwriters have an Over-Allotment Option to buy up to 8,250,000 Over-Allotment Shares from the Company at the Offering Price to cover over-allotments, if any, and for market stabilization purposes. The Underwriters have 30 days from the Closing Date to exercise the Over-Allotment Option. If any Over-Allotment Shares are purchased pursuant to the Over-Allotment Option, the Underwriters will purchase Over-Allotment Shares in approximately the same proportion as shown in the table above. If any Over-Allotment Shares are purchased, the Underwriters will offer the Over-Allotment Shares on the same terms as those on which the Offered Shares are being offered. This prospectus supplement qualifies for distribution the Offered Shares as well as the grant of the Over-Allotment Option and the issuance of the Over-Allotment Shares pursuant to the exercise of the Over-Allotment Option. A purchaser who acquires Over-Allotment Shares forming part of the Underwriters' over-allocation position acquires those Over-Allotment Shares under this prospectus supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The Underwriters' Fee is US$                             per Offered Share. The following table shows the per share and total Underwriters' Fee to be paid to the Underwriters assuming both no exercise and full exercise of the Over-Allotment Option.

	Without Over- Allotment Option Exercise	With full Over- Allotment Option Exercise

Per Share	US$	US$
Total	US$	US$

The Company has agreed in the Underwriting Agreement to reimburse the Underwriters for certain out-of-pocket costs and expenses reasonably incurred in connection with the Offering. The Company estimates that the total expenses of the Offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the Underwriters' Fee, will be approximately US$                         .

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more Underwriters, or selling group members, if any, participating in the Offering. The Underwriters may agree to allocate a number of Offered Shares to Underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Lead Underwriters to the Underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

The Company has agreed that it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC or the Canadian securities commissions a registration statement under the U.S. Securities Act relating to, the Common Shares or securities convertible into or exercisable or exchangeable for the Common Shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Common Shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of the Common Shares or such other securities, in cash or otherwise), in each case without the prior written consent of Evercore and Goldman Sachs, for a period of 90 days after the date of this prospectus supplement, other than the Common Shares to be sold in this Offering.

The restrictions on the Company's actions, as described above, do not apply to certain transactions, including (i) the issuance of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs, DSUs and PSUs (including net settlement), in each case outstanding on the date of the Underwriting Agreement and described in this prospectus supplement; (ii) the issuance of Common Shares or securities (A) convertible into or exercisable for Common Shares, or (B) convertible into or exercisable for other securities that are convertible into or exercisable for Common Shares, pursuant to agreements entered into prior to the date of the Underwriting Agreement and as described herein; (iii) grants of stock options, stock awards, restricted stock, RSUs, DSUs, PSUs, or other equity awards and the issuance of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (whether upon the exercise of stock options or otherwise) to the Company's employees, officers, or directors pursuant to the terms of an equity compensation plan in effect as of the closing of this Offering and described in this prospectus supplement; (iv) the filing by the Company of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the Underwriting Agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (v) the entry into of an agreement or agreements providing for the issuance of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares in connection with joint ventures, commercial relationships, other strategic corporate transactions or other private capital raises, and the issuance of any such securities pursuant to any such agreements, provided that in the case of clause (v), the aggregate number of Common Shares that the Company may sell or issue or agree to sell or issue pursuant to clause (v) (including Common Shares underlying the securities convertible into or exercisable for Common Shares) shall not exceed 15% of the total number of Common Shares issued and outstanding at the time of such issuance, provided further that that the Company will use commercially reasonable efforts to negotiate and cause each recipient of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares pursuant to clause (v) to execute a lock-up agreement in a form satisfactory to the Evercore and Goldman Sachs, acting reasonably, and for a period of 90 days after the date of this prospectus supplement.

The Company has agreed to cause each of its directors and senior officers to enter into lock-up agreements in form and substance satisfactory to Evercore and Goldman Sachs, evidencing their agreement to not, without the consent of Evercore and Goldman Sachs (which consent shall not be unreasonably withheld or delayed) offer, sell, or resell (or announce any intention to do so) any securities of the Company held by such director or senior officer, or agree to or announce any such offer or sale for a period of 90 days following the filing of the final prospectus supplement, other than (i) in connection with a third party take-over bid, merger, consolidation, or other similar transaction approved by the board of directors of the Company made to all holders of the Company's capital stock or a similar acquisition of all of the Company's capital stock; (ii) in connection with the vesting, settlement or exercise of restricted share units, performance share units, deferred share units, options, warrants or other rights to purchase shares that are scheduled to expire or automatically vest during such 90 day period; (iii) securities sold to satisfy tax obligations on the exercise or settlement of convertible securities of the Company held by such director or senior officer; and (iv) pursuant to other customary exceptions as set out in the lock-up agreements.

Evercore and Goldman Sachs, in their sole discretion, may release the securities subject to any of the lock-up agreements with the Underwriters described above, in whole or in part at any time.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities laws.

Pursuant to policies of certain Canadian securities regulatory authorities, the Underwriters may not, throughout the period of distribution under the Offering, bid for or purchase Common Shares for their own accounts or for accounts over which they exercise control or direction. The foregoing restriction is subject to certain exceptions, on the condition that the bid or purchase not be engaged in for the purpose of creating actual or apparent active trading in or raising the price of the Common Shares. These exceptions include a bid or purchase permitted under the Universal Market Integrity Rules for Canadian marketplaces administered by the Canadian Investment Regulatory Organization relating to market stabilization and passive market making activities, and a bid or purchase made for or on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing, in connection with the Offering, the Underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling Common Shares in the open market for the purpose of preventing or retarding a decline in the market price of the Common Shares while this Offering is in progress. These stabilizing transactions may include making short sales of Common Shares, which involves the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in this Offering, and purchasing Common Shares on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the Over-Allotment Option, or may be "naked" shorts, which are short positions in excess of that amount. The Underwriters may close out any covered short position either by exercising the Over-Allotment Option, in whole or in part, or by purchasing Common Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of Common Shares available for purchase in the open market compared to the price at which the Underwriters may purchase shares through the Over-Allotment Option. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase in this Offering. To the extent that the Underwriters create a naked short position, they will purchase Common Shares in the open market to cover the position.

The Underwriters have advised the Company that, pursuant to Regulation M of the U.S. Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Common Shares, including the imposition of penalty bids. This means that if the Lead Underwriters purchase Common Shares in the open market in stabilizing transactions or to cover short sales, the Lead Underwriters can require the Underwriters that sold those shares as part of this Offering to repay the Underwriters' Fees received by them.

These activities may have the effect of raising or maintaining the market price of the Common Shares or preventing or retarding a decline in the market price of the Common Shares, and, as a result, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. If the Underwriters commence these activities, they may discontinue them at any time. The Underwriters may carry out these transactions on the TSX and NYSE, in the over-the-counter market or otherwise.

Other than in Canada and the United States, no action has been taken by the Company or the Underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company's debt or equity securities or loans, and may do so in the future.

Subscriptions for the Offered Shares will be received by the Underwriters subject to rejection or allotment in whole or in part and the right is reserved to close the subscription book at any time without notice. An electronic deposit evidencing the Offered Shares is expected to be registered to DTC or its nominee and deposited with DTC, or as may otherwise be agreed to with the Underwriters, on the Closing Date or such other date as may be agreed upon between the Company and the Underwriters. Except in limited circumstances, a purchaser of such Offered Shares will receive only a customer confirmation from the registered dealer through which such Offered Shares are purchased.

Evercore and                              are not registered as investment dealers in any Canadian jurisdiction for the purposes of the Offering and, accordingly, Evercore and                              will not offer and sell the Offered Shares in Canada.

The Common Shares are listed and posted for trading on the TSX and NYSE under the symbol "LAC". The Company has applied to list the Offered Shares for trading on the TSX and NYSE. The TSX has not conditionally approved the Company's listing application and there is no assurance that the TSX will approve the listing application or that NYSE will authorize the listing application. The listing of the Offered Shares will be subject to the Company fulfilling all of the requirements of the TSX and NYSE, respectively.

GM Participation Right

Pursuant to the investor rights agreement dated October 3, 2023 entered into between GM and the Company, GM was granted a set of investor rights, based upon certain ownership thresholds and production purchase commitments with the Company, including with respect to participation in future equity issuances of the Company. GM currently holds approximately 15 million Common Shares representing approximately 9.25% of the issued and outstanding Common Shares and has the right to participate in the Offering to "top-up" its pro rata ownership of the Company. The Company has received written notice from GM confirming that it will not be exercising its participation rights in connection with the Offering.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a "Relevant State"), no Common Shares have been offered or will be offered pursuant to the Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the relevant competent authority in that Relevant State, all in accordance with the Prospectus Regulation (as defined herein), except that offers of Common Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a "qualified investor" as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than "qualified investors" as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Common Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or to supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to, and with each of the Lead Underwriters and the Company that it is a "qualified investor" as defined in Article 2 of the Prospectus Regulation.

In the case of any Common Shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined, or in circumstances in which the prior consent of the Lead Underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an "offer to the public" in relation to any Common Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129 (as amended).

The Company has not authorized and does not authorize the making of any offer of Common Shares through any financial intermediary on its behalf, other than offers made by the Underwriters with a view to the final placement of the Common Shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the Common Shares, other than the Underwriters, is authorized to make any further offer of the Common Shares on behalf of the sellers or the Underwriters.

United Kingdom

No Common Shares have been offered or will be offered pursuant to the Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Common Shares that has been approved by the Financial Conduct Authority, except that offers of Common Shares may be made to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(c) in any other circumstances falling within section 86 of the Financial Services and Markets 2000 Act (as amended, the "FSMA"),

provided that no such offer of Common Shares shall require the Company or any Underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression of an "offer to the public" in relation to any Common Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares, and the expression "UK Prospectus Regulation" means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "FPO") and/or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the FPO (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Common Shares in the United Kingdom within the meaning of the FSMA. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as the basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.

Each Underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Common Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Common Shares. The Common Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA"), and no application has or will be made to admit the Common Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Common Shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Common Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Common Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Shares offered should conduct their own due diligence on the Common Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Hong Kong

The Common Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("SFO") and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("CWUMPO") or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation, or document relating to the Common Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) ("FIEA") has been made or will be made with respect to the solicitation of the application for the acquisition of the Common Shares. Accordingly, the Common Shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEA and the other applicable laws and regulations of Japan. For Qualified Institutional Investors (QII) please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the Common Shares constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the Common Shares. The Common Shares may be transferred only to QIIs. For Non-QII Investors please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEA) in relation to the Common Shares constitutes either a "small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEA). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEA, has not been made in relation to the Common Shares. The Common Shares may be transferred only en bloc without subdivision to a single investor.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No "prospectus" or other "disclosure document", as each of those terms are defined in the Corporations Act 2001 of Australia (the "Australian Corporations Act"), in relation to the Common Shares has been, or will be, lodged with the Australian Securities and Investments Commission. Each Underwriter has represented and agreed that it: (a) has not made (directly or indirectly) or invited, and will not make (directly or indirectly) or invite, an offer of the Common Shares for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and (b) has not distributed or published, and will not distribute or publish, this prospectus supplement, the accompanying prospectus or any other offering material or advertisement relating to the Common Shares in Australia, unless: (i) the aggregate consideration payable for such Common Shares on acceptance of the offer is at least AU$500,000 (or its equivalent in any other currency, in either case calculated in accordance with both section 708(9) of the Australian Corporations Act and regulation 7.1.18 of the Corporations Regulations 2001 of Australia) or the offer or invitation does not otherwise require disclosure to investors under Parts 6D.2 or 7.9 of the Australian Corporations Act; (ii) the offer or invitation constitutes an offer to either a "wholesale client" or "sophisticated investor" for the purposes of Chapter 7 of the Australian Corporations Act; (iii) such action complies with any applicable laws, regulations and directives (including without limitation, the licensing requirements set out in Chapter 7 of the Australian Corporations Act) in Australia; and (iv) such action does not require any document to be lodged with Australian Securities and Investments Commission or any other regulatory authority in Australia.

DESCRIPTION OF THE OFFERED SHARES

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at April 15, 2024, 2024, a total of 162,165,293 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings, except for meetings at which or for matters with respect to which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, holders of Common Shares will be entitled to receive dividends if, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, holders of Common Shares will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail above under "Plan of Distribution - GM Participation Right", the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The BCBCA and the Company's articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

PRIOR SALES

During the 12-month period before the date of this prospectus supplement, the Company has issued the following Common Shares and securities convertible into or exchangeable for Common Shares.

Date of Issuance	Type of Security	Issue Price / Exercise Price / Conversion Price	Number Issued
October 3, 2023	Common Shares (1)	NA	160,047,671
October 5, 2023	Common Shares (2)	US$2.18	48,669
October 5, 2023	Common Shares (2)	US$1.62	45,245
October 5, 2023	Common Shares (3)	US$1.96	24,457
October 5, 2023	Common Shares (3)	US$7.88	12,187
October 5, 2023	Common Shares (3)	US$15.76	6,499
October 5, 2023	Common Shares (3)	US$16.17	6,788
October 10, 2023	Common Shares (3)	C$1.50	126,895
October 10, 2023	Common Shares (3)	C$3.14	54,482
October 10, 2023	Common Shares (3)	C$2.78	26,725
October 10, 2023	Common Shares (3)	C$4.86	363,634
October 10, 2023	Common Shares (3)	C$3.29	44,643
October 10, 2023	Common Shares (2)	US$2.18	14,235
October 10, 2023	Common Shares (2)	US$1.62	128,469

October 10, 2023	Common Shares (3)	C$3.85	38,769
October 10, 2023	Common Shares (3)	US$1.96	61,318
October 10, 2023	Common Shares (3)	US$1.64	95,600
October 10, 2023	Common Shares (3)	US$7.88	13,508
October 10, 2023	Common Shares (3)	US$15.76	3,514
October 10, 2023	Common Shares (3)	US$16.17	10,547
October 19, 2023	RSUs (5)	US$8.54	17,570
October 24, 2023	RSUs (5)	US$7.23	645,918
October 31, 2023	Common Shares (4)	C$1.50	3,989
October 31, 2023	Common Shares (4)	C$2.98	18,590
October 31, 2023	Common Shares (4)	C$2.78	4,823
October 31, 2023	Common Shares (4)	C$4.93	4,032
October 31, 2023	Common Shares (4)	C$6.96	2,547
October 31, 2023	Common Shares (4)	C$4.42	4,122
October 31, 2023	Common Shares (4)	C$4.56	4,077
October 31, 2023	Common Shares (4)	C$4.04	5,728
October 31, 2023	Common Shares (4)	C$2.55	9,577
October 31, 2023	Common Shares (4)	C$3.37	7,084
October 31, 2023	Common Shares (4)	C$3.23	7,275
October 31, 2023	Common Shares (4)	C$2.63	9,658
October 31, 2023	Common Shares (4)	C$2.67	9,339
October 31, 2023	Common Shares (4)	C$2.51	10,872
October 31, 2023	Common Shares (4)	C$4.10	5,968
October 31, 2023	Common Shares (4)	C$8.52	2,672
October 31, 2023	Common Shares (3)	US$7.88	1,146
October 31, 2023	Common Shares (4)	C$10.03	2,167

October 31, 2023	Common Shares (4)	C$11.79	1,821
October 31, 2023	Common Shares (4)	C$11.50	1,859
October 31, 2023	Common Shares (4)	C$17.48	1,302
October 31, 2023	Common Shares (3)	US$15.76	445
October 31, 2023	Common Shares (4)	US$18.80	950
October 31, 2023	Common Shares (4)	US$23.01	1,066
October 31, 2023	Common Shares (4)	US$13.73	1,788
October 31, 2023	Common Shares (4)	US$17.05	1,439
October 31, 2023	Common Shares (3)	US$16.17	5,385
October 31, 2023	Common Shares (4)	US$12.44	1,972
October 31, 2023	Common Shares (4)	US$13.70	1,791
October 31, 2023	Common Shares (4)	US$12.66	1,517
October 31, 2023	Common Shares (4)	US$11.00	1,745
November 23, 2023	Common Shares (3)	C$1.50	40,000
November 23, 2023	Common Shares (3)	C$3.29	19,133
November 23, 2023	Common Shares (2)	US$2.18	79,087
November 23, 2023	Common Shares (2)	US$1.62	60,528
November 23, 2023	Common Shares (3)	C$3.85	22,154
November 23, 2023	Common Shares (3)	US$1.96	32,718
November 23, 2023	Common Shares (3)	US$1.64	68,286
November 23, 2023	Common Shares (3)	US$7.88	4,570
November 23, 2023	Common Shares (3)	US$16.17	4,360
November 27, 2023	Common Shares (3)	US$12.60	1,250
November 27, 2023	Common Shares (3)	US$16.17	2,078
December 4, 2023	Common Shares (3)	US$6.95	1,750
December 4, 2023	Common Shares (3)	US$16.17	1,189

December 6, 2023	Common Shares (3)	US$15.09	1,131
December 6, 2023	Common Shares (3)	US$16.17	374
December 7, 2023	Common Shares (5)	C$8.72	6,881
December 12, 2023	Common Shares (3)	US$1.96	4,090
December 12, 2023	Common Shares (3)	US$7.88	6,094
December 12, 2023	Common Shares (3)	C$27.47	1,000
December 12, 2023	Common Shares (3)	US$15.76	5,982
December 12, 2023	Common Shares (3)	US$16.17	2,850
December 12, 2023	Common Shares (2)	US$24.86	90
December 12, 2023	Common Shares (3)	US$13.10	6,108
December 12, 2023	Common Shares (3)	US$7.23	11,417
December 14, 2023	Common Shares (3)	US$6.95	2,500
December 14, 2023	Common Shares (2)	US$13.44	13,203
December 14, 2023	Common Shares (3)	US$6.95	1,250
December 14, 2023	Common Shares (2)	US$26.87	4,265
December 14, 2023	Common Shares (3)	US$17.35	1,752
December 14, 2023	Common Shares (3)	US$16.17	4,909
December 14, 2023	Common Shares (2)	US$24.86	14,960
December 14, 2023	Common Shares (3)	US$7.23	32,011
December 15, 2023	Common Shares (3)	US$15.09	565
December 15, 2023	Common Shares (3)	US$16.17	4,612
December 15, 2023	Common Shares (3)	US$7.23	11,417
January 8, 2024	Common Shares (3)	US$7.99	11,720
January 8, 2024	Common Shares (2)	US$13.44	52,364
January 8, 2024	Common Shares (3)	US$7.23	75,491
January 9, 2024	Common Shares (2)	US$2.18	7,783

January 9, 2024	Common Shares (3)	US$1.96	1,828
January 9, 2024	Common Shares (3)	US$1.64	7,804
January 9, 2024	Common Shares (3)	US$7.88	12,471
January 9, 2024	Common Shares (2)	US$26.87	512
January 9, 2024	Common Shares (3)	US$16.17	566
January 9, 2024	Common Shares (3)	US$7.23	9,036
January 12, 2024	Common Shares (3)	US$7.88	4,085
January 12, 2024	Common Shares (3)	US$7.23	386
January 22, 2024	Common Shares (3)	US$7.88	853
January 22, 2024	Common Shares (3)	US$7.23	97
January 23, 2024	RSUs (5)	US$4.82	1,935,515
January 23, 2024	PSUs (5)	US$6.32	441,822
January 23, 2024	Common Shares (3)	US$16.17	1,592
January 24, 2024	Common Shares (3)	US$7.88	6,439
January 26, 2024	Common Shares (3)	US$7.23	94
January 26, 2024	Common Shares (2)	US$13.44	8,287
February 5, 2024	Common Shares (3)	US$7.88	853
February 5, 2024	Common Shares (3)	US$16.17	536
February 5, 2024	Common Shares (3)	US$13.97	2,100
February 5, 2024	Common Shares (3)	US$7.23	1,649
February 5, 2024	Common Shares (3)	US$4.82	70,992
February 6, 2024	Common Shares (2)	US$13.44	20,312
February 9, 2024	Common Shares (3)	US$7.23	406
February 9, 2024	Common Shares (3)	US$4.82	17,892
February 14, 2024	Common Shares (3)	US$4.82	6,496
February 16, 2024	Common Shares (3)	US$7.23	520

February 16, 2024	Common Shares (3)	US$4.82	15,764
February 21, 2024	Common Shares (3)	US$4.82	14,021
March 19, 2024	DSUs (5)	US$6.62	19,283
March 20, 2024	Common Shares (3)	US$4.82	11,374
March 27, 2024	Common Shares (3)	US$16.17	241
March 27, 2024	Common Shares (3)	US$7.23	129
March 27, 2024	Common Shares (3)	US$4.82	8,439
April 4, 2024	Common Shares (3)	US$12.60	1,000
April 4, 2024	Common Shares (3)	US$9.31	1,000
April 4, 2024	Common Shares (3)	US$4.82	9,605
April 10, 2024	Common Shares (3)	US$4.82	2,282

Notes:

(1) Issued in connection with the Arrangement.

(2) Issued in connection with the vesting of PSUs.

(3) Issued in connection with the vesting of RSUs.

(4) Issued in connection with the vesting of DSUs.

(5) Issued as compensation to various directors, officers and employees of LAC.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX under the symbol "LAC" and on the NYSE under the symbol "LAC". The Common Shares began trading on the TSX and the NYSE on October 4, 2023, following completion of the Arrangement. The following tables set forth information relating to the trading of the Common Shares on the TSX and the NYSE for the period from the commencement of trading to the last trading day before the date of this prospectus supplement.

Period		TSX			NYSE
		High (C$)	Low (C$)	Volume	High (US$)	Low (US$)	Volume
2023	October	22.79	8.65	12,937,535	11.19	6.32	78,178,792
	November	10.75	8.68	7,865,723	7.86	6.35	37,333,766
	December	9.52	7.90	8,350,856	7.13	5.80	66,279,494,
2024	January	8.66	5.75	9,704,626	6.51	4.27	49,929,897
	February	7.46	5.17	9,537,841	5.49	3.82	57,357,151
	March	10.30	6.65	19,380,130	7.65	4.89	106,014,536
	April 1-16	10.59	8.81	6,309,657	7.71	6.37	39,342,524

On April 16, 2024, the last trading day before the date of this prospectus supplement, the closing price of the Common Shares on the TSX was C$8.95 and the closing price of the Common Shares on the NYSE was US$6.49.

DIVIDENDS

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Shares for the immediate future; rather, all available funds of the Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company's earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Cassels Brock & Blackwell LLP, Canadian counsel to the Company, and Blake, Cassels & Graydon LLP, Canadian counsel to the Underwriters, the following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the "Tax Act") generally applicable to a person who acquires Offered Shares as beneficial owner pursuant to the Offering and who, for the purposes of the Tax Act, and at all relevant times: (i) deals at arm's length with the Company and each of the Underwriters; (ii) is not affiliated with the Company or any of the Underwriters; and (iii) acquires and holds the Offered Shares as capital property (a "Holder").

Offered Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Offered Shares or is deemed to hold or use the Offered Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a "financial institution" within the meaning of section 142.2 of the Tax Act; (ii) that is a "specified financial institution" as defined in the Tax Act; (iii) an interest in which is a "tax shelter investment" for the purposes of the Tax Act; (iv) that reports its "Canadian tax results", as defined in the Tax Act, in a currency other than Canadian currency; (v) that has entered into or will enter into a "derivative forward agreement" or "synthetic disposition arrangement", each as defined in the Tax Act, in respect of the Offered Shares; or (vi) that receives dividends on the Offered Shares under or as part of a "dividend rental arrangement", as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Offered Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and is, or becomes, or does not deal at arm's length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm's length, for purposes of the foreign affiliate dumping rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.

This summary is based upon: (i) the current provisions of the Tax Act in force as of the date prior to the date hereof; (ii) all specific proposals ("Proposed Amendments") to amend the Tax Act that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency ("CRA") published in writing by the CRA prior to the date hereof. This summary assumes that the Proposed Amendments will be enacted in the form proposed, although no assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. If the Proposed Amendments are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described below in all cases. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law or in the CRA's administrative policies or assessing practices, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder are made. This summary does not address the deductibility of interest on any funds borrowed by a Holder to purchase Offered Shares. The tax consequences of acquiring, holding and disposing of Offered Shares will vary according to the Holder's particular circumstances. Holders should consult their own tax advisors regarding the tax considerations applicable to them having regard to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Offered Shares must be converted into Canadian dollars based on the relevant exchange rate as determined in accordance with the Tax Act. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Resident Holder (as defined below) may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Holders Resident in Canada

This section of the summary is generally applicable to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Tax Act and any applicable income tax treaty or convention (a "Resident Holder"). A Resident Holder whose Offered Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to deem the Offered Shares, and every other "Canadian security" (as defined in the Tax Act), held by such Resident Holder in the taxation year of the election and in all subsequent taxation years to be capital property. Resident Holders should consult with their own tax advisors regarding this election.

Taxation of Dividends

A Resident Holder will be required to include in computing its income for a taxation year any taxable dividends received or deemed to be received on the Offered Shares.

In the case of a Resident Holder who is an individual (including certain trusts), such dividends (including deemed dividends) received on the Offered Shares will be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to "taxable dividends" received from a "taxable Canadian corporation" (each as defined in the Tax Act), including the enhanced gross-up and dividend tax credit rules applicable to any dividends designated by the Company as "eligible dividends" in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend (including a deemed dividend) received on the Offered Shares will be included in computing the corporation's income and will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received (or deemed to be received) by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors in this regard.

A Resident Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received (or deemed to be received) on the Offered Shares to the extent such dividends are deductible in computing the Resident Holder's taxable income for the year. A "subject corporation" is generally a corporation (other than a private corporation) resident in Canada and controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts).

Dispositions of Offered Shares

A Resident Holder who disposes of or is deemed to have disposed of an Offered Share (other than a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition of the Offered Share are greater (or are less) than the adjusted cost base to the Resident Holder of the Offered Share immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base to a Resident Holder of an Offered Share will be determined by averaging the cost of that Offered Share with the adjusted cost base (determined immediately before the acquisition of the Offered Share) of all other Common Shares held as capital property at that time by the Resident Holder, if any. Such capital gain (or capital loss) will be subject to the tax treatment described below under "Holders Resident in Canada - Taxation of Capital Gains and Capital Losses".

Taxation of Capital Gains and Capital Losses

A Resident Holder will generally be required to include in computing its income for the taxation year of disposition, one-half of the amount of any capital gain (a "taxable capital gain") realized in such year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will generally be required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a taxation year against taxable capital gains realized in that taxation year. Allowable capital losses in excess of taxable capital gains realized in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

The 2024 Canadian federal budget, introduced in Parliament on April 16, 2024 (“Budget 2024”), proposes to require a Resident Holder that is a corporation, individual, or trust to include two-thirds of the amount of any capital gain realized on or after June 25, 2024 in computing their income for the taxation year of disposition. Under Budget 2024 proposals, two-thirds of capital losses will be deductible against capital gains that are included in income at the two-thirds inclusion rate such that a capital loss will offset an equivalent capital gain regardless of the inclusion rate. The proposed increased capital gains inclusion rate for individuals would generally only apply to the portion of capital gains realized in a taxation year in excess of $250,000.

The amount of any capital loss realized on the disposition or deemed disposition of an Offered Share by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such Offered Shares (or shares substituted for such Offered Shares) to the extent and under the circumstances specified in the Tax Act. Similar rules may apply where an Offered Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary, as applicable. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Applicable Refundable Tax

A Resident Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation" (as defined in the Tax Act) or that is at any time in the relevant taxation year a "substantive CCPC" (as defined in Bill C-59, An Act to implement certain provisions of the fall economic statement tabled in Parliament on November 21, 2023 and certain provisions of the budget tabled in Parliament on March 28, 2023) may be liable to pay an additional tax (refundable in certain circumstances) on its "aggregate investment income" (as defined in the Tax Act) for the year, including any dividends or deemed dividends that are not deductible in computing the Resident Holder's taxable income and taxable capital gains. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Minimum Tax

Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Offered Shares or realizes a capital gain on the disposition or deemed disposition of Offered Shares may be liable for an alternative minimum tax under the Tax Act. Proposed Amendments released on August 4, 2023 propose to make significant amendments to the alternative minimum tax for taxation years beginning after December 31, 2023 and further Proposed Amendments to the alternative minimum tax have been proposed in Budget 2024. Such Resident Holders should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold and is not and will not be deemed to use or hold the Offered Shares in connection with carrying on a business (including an adventure or concern in the nature of trade) in Canada (a "Non-Resident Holder"). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an "authorized foreign bank" (as defined in the Tax Act). Such Holders should consult their own tax advisors.

Taxation of Dividends

Dividends paid or credited or deemed under the Tax Act to be paid or credited by the Company to a Non-Resident Holder on the Offered Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the "US Treaty"), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the US Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the US Treaty (a "U.S. Holder") is generally limited to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a corporation that owns, directly or indirectly, at least 10% of the voting stock of the Company. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, of which Canada is a signatory, affects many of Canada's bilateral tax treaties (but not the US Treaty), including the ability to claim benefits thereunder. Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Dispositions of Offered Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of an Offered Share, nor will capital losses arising therefrom be recognized under the Tax Act, unless the Offered Share is, or is deemed to be, "taxable Canadian property" of the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident and to which the Non-Resident Holder is entitled to full benefits therefrom.

Provided that the Offered Shares are listed on a "designated stock exchange" for the purposes of the Tax Act (which currently includes the TSX and NYSE), at the time of disposition, the Offered Shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm's length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, "Canadian resource property" (as defined in the Tax Act), "timber resource property" (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in, such properties, whether or not such property exists. Notwithstanding the foregoing, an Offered Share may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain other circumstances. Non-Resident Holders should consult their own tax advisors as to whether their Offered Shares constitute "taxable Canadian property" in their own particular circumstances.

Even if the Offered Shares of a Non-Resident Holder constitute taxable Canadian property, a Non-Resident Holder may be subject to relief from taxation in Canada pursuant to the terms of an applicable income tax treaty or convention. Non-Resident Holders should consult their own tax advisors in this regard.

In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of an Offered Share that is taxable Canadian property to that Non-Resident Holder and the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention, the consequences described above under the headings "Holders Resident in Canada - Dispositions of Offered Shares" and "Holders Resident in Canada - Taxation of Capital Gains and Capital Losses" will generally be applicable to such disposition. Such Non-Resident Holders should consult their own tax advisors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a US Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of the Offered Shares acquired pursuant to this Offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a US Holder as a result of the acquisition, ownership and disposition of the Offered Shares acquired pursuant to this Offering. In addition, this summary does not take into account the individual facts and circumstances of any particular US Holder that may affect the U.S. federal income tax consequences to such US Holder, including specific tax consequences to a US Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular US Holder. This summary does not address the U.S. federal 3.8% Medicare tax on certain net investment income, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences to US Holders of the acquisition, ownership, and disposition of Offered Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each US Holder should consult its own tax advisor regarding the U.S. federal, 3.8% Medicare tax on certain net investment income, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Offered Shares.

No ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to US Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, the US Treaty, and U.S. court decisions, that are in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

US Holders

For purposes of this summary, the term "US Holder" means a beneficial owner of Offered Shares acquired pursuant to this Offering that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

US Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to US Holders that are subject to special provisions under the Code, including US Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or are traders in securities that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Offered Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Offered Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Offered Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders therein); (j) are subject to special tax accounting rules; (k) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the Company's outstanding shares; (l) are U.S. expatriates or former long-term residents of the U.S.; or (m) hold Offered Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States. US Holders that are subject to special provisions under the Code, including US Holders described immediately above, should consult their own tax advisors regarding the consequences relating to the acquisition, ownership and disposition of Offered Shares.

If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds Offered Shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners). This summary does not address the tax consequences to any such entity or arrangement or partner (or other owner). Partners (or other owners) of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Offered Shares.

Passive Foreign Investment Company Rules

If the Company is considered a "passive foreign investment company" ("PFIC") within the meaning of Section 1297 of the Code at any time during a US Holder's holding period, the following sections will generally describe the potentially adverse U.S. federal income tax consequences to US Holders of the acquisition, ownership, and disposition of Offered Shares.

The Company believes that it was a PFIC for its most recently completed tax year. Based on current business plans and financial expectations, the Company believes it may be a PFIC for its current tax year and may be a PFIC in future tax years. No opinion of legal counsel or ruling from the IRS concerning the Company's status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, the Company's PFIC status for the current year and future years cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any PFIC determination made by the Company. Each US Holder should consult its own tax advisor regarding the Company's status as a PFIC and the PFIC status of each of the Company's non-U.S. subsidiaries.

In any year in which the Company is classified as a PFIC, a US Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. US Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC for any tax year in which (a) 75% or more of the Company's gross income for such tax year is passive income (the "PFIC income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "PFIC asset test"). "Gross income" generally includes sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, "passive income" does not include any interest, dividends, rents, or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, US Holders will be deemed to own their proportionate share of any of the Company's subsidiaries which are also PFICs (each, a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax as discussed below, under the heading "Default PFIC Rules Under Section 1291 of the Code", on their proportionate share of any (i) distribution on the shares of a Subsidiary PFIC and (ii) disposition or deemed disposition of shares of a Subsidiary PFIC, both as if such US Holders directly held the shares of such Subsidiary PFIC. Accordingly, US Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Offered Shares are made. In addition, US Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Offered Shares.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC, the U.S. federal income tax consequences to a US Holder of the purchase of Offered Shares and the acquisition, ownership, and disposition of Offered Shares will depend on whether such US Holder makes a "qualified electing fund" or "QEF" election under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to the Offered Shares. A US Holder that does not make either a QEF Election or a Mark-to-Market Election (a "Non-Electing US Holder") will be subject to tax as described below.

A Non-Electing US Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale, exchange or other taxable disposition of Offered Shares and (b) any excess distribution received on the Offered Shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a US Holder's holding period for the Offered Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale, exchange or other taxable disposition of Offered Shares of a PFIC (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution received on such Offered Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a US Holder) must be ratably allocated to each day in a Non-Electing US Holder's holding period for the Offered Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing US Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing US Holder holds Offered Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing US Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. If the Company ceases to be a PFIC, a Non-Electing US Holder may terminate this deemed PFIC status with respect to Offered Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code as discussed above) as if such Offered Shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

A US Holder that makes a QEF Election for the first tax year in which the holding period of its Offered Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Offered Shares. However, a US Holder that makes a QEF Election will be subject to U.S. federal income tax on such US Holder's pro rata share of (a) the Company's net capital gain, which will be taxed as long-term capital gain to such US Holder, and (b) the Company's ordinary earnings, which will be taxed as ordinary income to such US Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A US Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such US Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, US Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a US Holder that made a QEF Election has an income inclusion, such a US Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such US Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A US Holder that makes a timely and effective QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents "earnings and profits" that were previously included in income by the US Holder because of such QEF Election and (b) will adjust such US Holder's tax basis in the Offered Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a US Holder that makes a QEF Election generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of Offered Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the US Holder's holding period for the Offered Shares in which the Company was a PFIC. A US Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such US Holder files a U.S. federal income tax return for such year. If a US Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the US Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a US Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company was not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the US Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

For each tax year that the Company qualifies as a PFIC, as determined by the Company, the Company: (a) intends to make publicly available to US Holders, upon their written request, a "PFIC Annual Information Statement" for the Company as described in Treasury Regulation Section 1.1295-1(g) (or any successor Treasury Regulation), and (b) upon written request, intends to use commercially reasonable efforts to provide such additional information that such US Holder is reasonably required to obtain in connection with maintaining such QEF Election with regard to the Company. The Company may elect to provide such information on the Company's website. However, US Holders should be aware that the Company can provide no assurances that the Company will provide any such information relating to any Subsidiary PFIC and as a result, a QEF Election may not be available with respect to any Subsidiary PFIC. Because the Company may own shares in one or more Subsidiary PFICs at any time, US Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the US Holders do not obtain such required information. Each US Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

A US Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if the Company does not provide the required information with regard to the Company or any Subsidiary PFICs, US Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing US Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A US Holder may make a Mark-to-Market Election, instead of a QEF Election, with respect to Offered Shares only if the Offered Shares are marketable stock. The Offered Shares generally will be "marketable stock" if the Offered Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be considered "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. US Holders should consult their own tax advisors regarding the marketable stock rules.

A US Holder that makes a Mark-to-Market Election with respect to its Offered Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Offered Shares. However, if a US Holder does not make a Mark-to-Market Election beginning in the first tax year of such US Holder's holding period for the Offered Shares and such US Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares.

A US Holder that makes a timely and effective Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares, as of the close of such tax year over (b) such US Holder's tax basis in the Offered Shares. A US Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such US Holder's adjusted tax basis in the Offered Shares, over (ii) the fair market value of such Offered Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A US Holder that makes a timely and effective Mark-to-Market Election generally also will adjust such US Holder's tax basis in the Offered Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale, exchange or other taxable disposition of Offered Shares, a US Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A US Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each US Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a US Holder may be eligible to make a Mark-to-Market Election with respect to the Offered Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a US Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a US Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Offered Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a US Holder may vary based on the manner in which the Offered Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. US Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules will apply with respect to a US Holder if the Company is a PFIC, regardless of whether such US Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a US Holder that uses Offered Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Offered Shares.

In addition, a US Holder who acquires Offered Shares from a decedent will not receive a "step up" in the tax basis of such Offered Shares to fair market value.

Special rules also apply to the amount of foreign tax credit that a US Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a US Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each US Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares.

General Rules Applicable to the Acquisition, Ownership, and Disposition of Offered Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Offered Shares but is subject in its entirety to the special rules described above under the heading "Passive Foreign Investment Company Rules".

Distributions on Offered Shares

A US Holder that receives a distribution, including a constructive distribution, with respect to an Offered Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company's current and accumulated "earnings and profits", as computed under U.S. federal income tax principles. A dividend generally will be taxed to a US Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the Company's current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a US Holder's tax basis in the Offered Shares and thereafter as gain from the sale or exchange of such Offered Shares (see "Sale, Exchange or Other Taxable Disposition of Offered Shares" below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each US Holder may be required to assume that any distribution by the Company with respect to the Offered Shares will constitute ordinary dividend income. Dividends received on Offered Shares generally will not be eligible for the "dividends received deduction" generally applicable to corporations. Subject to applicable limitations and provided the Company is eligible for the benefits of the US Treaty or the Offered Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate US Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each US Holder should consult its own tax advisor regarding the application of such rules.

Sale, Exchange or Other Taxable Disposition of Offered Shares

Upon the sale, exchange or other taxable disposition of the Offered Shares, a US Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such US Holder's tax basis in such Offered Shares sold, exchanged or otherwise disposed of. Gain or loss recognized on such sale, exchange or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Offered Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Preferential tax rates may apply to long-term capital gain of a US Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a US Holder that is a corporation. For both corporate and non-corporate US Holders deductions for capital losses are subject to significant limitations under the Code.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a US Holder in foreign currency or on the sale, exchange or other taxable disposition of Offered Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a US Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any US Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to US Holders who use the accrual method of tax accounting. Each US Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Offered Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale, exchange or other taxable disposition of Offered Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the US Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations discussed above, a US Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares generally will be entitled, at the election of such US Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a US Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a US Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a US Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a US Holder's particular circumstances. Accordingly, each US Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding Tax

Under U.S. federal income tax laws certain categories of US Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on US Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. US Holders may be subject to these reporting requirements unless their Offered Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. US Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale, exchange or other taxable disposition of the Offered Shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a US Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such US Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such US Holder that it is subject to backup withholding tax. However, certain exempt persons, such as US Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a US Holder's U.S. federal income tax liability, if any, or will be refunded, if such US Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a US Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each US Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OFFERED SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters relating to the Offering hereby will be passed upon on behalf of the Company by Cassels Brock & Blackwell LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to United States legal matters, and on behalf of the Underwriters by Blake, Cassels & Graydon LLP, with respect to certain Canadian legal matters, and by Skadden, Arps, Slate, Meagher & Flom LLP, with respect to certain United States legal matters.

As of the date hereof, Cassels Brock & Blackwell LLP, and its partners and associates, and Blake, Cassels & Graydon LLP, and its partners and associates, beneficially own, directly or indirectly, in their respective groups, less than 1% of any class of the issued and outstanding securities of the Company.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the BCBCA. Some of the directors and officers of the Company, and some of the experts named in this prospectus supplement, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a certain portion of the Company's assets, are located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

AUDITOR, REGISTRAR AND TRANSFER AGENT

PricewaterhouseCoopers LLP, Chartered Professional Accountants, is the auditor of the Company and has confirmed that it is independent of the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc., located at its principal offices in Vancouver, British Columbia.

EXPERTS

The consolidated financial statements of Lithium Americas Corp. as of December 31, 2023, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain technical disclosure included in and incorporated by reference into this prospectus supplement was derived from the feasibility study titled "Feasibility Study: National Instrument 43-101 Technical Report for the Thacker Pass Project, Humboldt County, Nevada, USA" dated effective November 2, 2022, prepared by  Daniel Roth, P.E., P.Eng., Walter Mutler, P.Eng., Laurie Tahija, QP-MMSA, Kevin Bahe, P.E., Eugenio Iasillo, P.E., Paul Kaplan, P.E., Kevin Martina, P.Eng., Tyler Cluff, RM-SME, Benson Chow, RM-SME and Bruce Shannon, P.E., each of whom is a "qualified person" for the purposes of NI 43-101.

Certain technical disclosure included in and incorporated by reference into this prospectus supplement was derived from the "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA," effective December 31, 2022, prepared by M3 Engineering & Technology Corporation, EXP U.S. Services Inc., Process Engineering LLC, NewFields Mining Design & Technical Services, Wood Canada Limited, Piteau Associates, Sawtooth, a subsidiary of The North American Coal Corporation (NAC), which is a wholly-owned subsidiary of NACCO Industries, Inc., and Industrial TurnAround Corporation, each of which (i) is a "qualified person" for the purposes of S-K 1300, (ii) have reviewed and approved the scientific and technical disclosure prepared in accordance with S-K 1300 contained and incorporated by reference in this prospectus supplement and (iii) is an independent company and not an associate or affiliate of the Company or any associated company of the Company.

Rene LeBlanc (i) is a "qualified person" for the purposes of NI 43-101 and S-K 1300 and (ii) has reviewed and approved the scientific and technical disclosure prepared in accordance with NI 43-101 and S-K 1300 contained and incorporated by reference in this prospectus supplement.

INTERESTS OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this prospectus supplement held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of the Offering.

LITHIUM AMERICAS CORP.

US$750,000,000

Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units

Lithium Americas Corp. ("LAC", "we" or the "Company") may from time to time offer and issue the following securities: (i) common shares of the Company ("Common Shares"); (ii) preferred shares of the Company ("Preferred Shares"); (iii) senior and subordinated debt securities of the Company, including convertible debt securities (collectively, "Debt Securities"); (iv) subscription receipts ("Subscription Receipts") exchangeable for Common Shares and/or other securities of the Company; (v) warrants ("Warrants") exercisable to acquire Common Shares and/or other securities of the Company; and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit ("Units", and together with the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and Warrants, the "Securities"), or any combination thereof, having an aggregate offering price of up to US$750,000,000 (or the equivalent thereof, at the date of issue, in Canadian dollars or any other currency or currencies, as the case may be), at any time during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the "Prospectus"), remains effective. The Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and set forth in one or more prospectus supplements (each, a "Prospectus Supplement"). This Prospectus qualifies the distribution of Securities by the Company, as described below. In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of any offering of Securities will be set out in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class, series, liquidation preference amount, the number of Preferred Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Preferred Shares are being offered for cash, the currency or currency unit for which such Preferred Shares may be purchased, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, and any other terms specific to the Debt Securities being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of Subscription Receipts for Common Shares and/or other securities of the Company, as the case may be, the currency or currency unit in which the Subscription Receipts are issued, and any other terms specific to the Subscription Receipts being offered; (v) in the case of Warrants, the number of Warrants being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other terms specific to the Warrants being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Units are being offered for cash, the currency or currency unit in which the Units are issued, and any other terms specific to the Units being offered. A Prospectus Supplement may include other specific terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

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All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

This Prospectus may qualify an "at-the-market distribution" as defined in NI 44-102. This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CORRA (the Canadian Overnight Repo Rate Average) or a United States federal funds rate.

We may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents designated by the Company from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by the Company in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to us, and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to the Company. See "Plan of Distribution".

Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the offered Securities at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed. See "Plan of Distribution".

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As at the date of this Prospectus, no underwriter, dealer or agent is in a contractual relationship with the Company requiring the underwriter, dealer or agent to distribute under this Prospectus. No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different or additional information. There are certain risks inherent in an investment in our Securities and in our activities. Prospective investors should carefully read and consider the risk factors described or referenced under the headings "Forward-Looking Information" and "Risk Factors" in this Prospectus, contained in any of the documents incorporated by reference herein, and in any applicable Prospectus Supplement and any of the documents incorporated by reference therein, before purchasing Securities. See "Forward-Looking Information" and "Risk Factors" below and the "Risk Factors" section of the applicable Prospectus Supplement.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See "Currency and Exchange Rate Information".

The outstanding Common Shares are listed and posted for trading in Canada on the Toronto Stock Exchange ("TSX") and in the United States on the New York Stock Exchange ("NYSE") under the trading symbol "LAC". On November 6, 2023, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$9.81 and the closing price of the Common Shares on the NYSE was US$7.16.

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors" below and the "Risk Factors" section of the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We prepare our annual financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (the "IASB"), and our interim financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting, and they therefore may not be comparable to financial statements of United States companies.

Owning Securities may subject you to tax consequences both in Canada and the United States. Such tax consequences, including for investors who are resident in, or citizens of, the United States and Canada, are not described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Company is incorporated in British Columbia, a province of Canada; (ii) some of the officers and directors and some of the experts named in this Prospectus are not residents of the United States; and (iii) certain of the Company's assets and all or a substantial portion of the assets of such persons may be located outside of the United States. See "Enforceability of Certain Civil Liabilities and Agent for Service of Process".

- v -

Certain of our directors and officers and some of the experts named in this Prospectus reside outside of Canada. See "Enforceability of Certain Civil Liabilities and Agent for Service of Process".

The Company's head and registered office is located at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5.

- vi -

ABOUT THIS PROSPECTUS

This Prospectus provides a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus, we will prepare a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under "Documents Incorporated by Reference".

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement and are not entitled to rely on certain parts of the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement to the exclusion of the remainder. We have not authorized anyone to provide investors with different or additional information. We are not making an offer of Securities in any jurisdiction where the offer or sale of Securities is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents (including the documents incorporated by reference herein and therein), regardless of the time of delivery of this Prospectus, any applicable Prospectus Supplement or any sale of Securities.

Unless we have indicated otherwise, or the context otherwise requires, references in this Prospectus and any Prospectus Supplement to "LAC", the "Company", "we", "us" and "our" refer to Lithium Americas Corp. and/or, as applicable, one or more of its subsidiaries.

FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated herein by reference, contains "forward-looking information" within the meaning of applicable Canadian securities legislation and "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as "forward-looking information"). These statements relate to future events or the Company's future performance. All statements, other than statements of historical fact, may be forward-looking information. Information concerning mineral resource and mineral reserve estimates also may be deemed to be forward-looking information in that it reflects a prediction of mineralization that would be encountered if a mineral deposit were developed and mined. Forward-looking information generally can be identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "propose", "potential", "targeting", "intend", "could", "might", "should", "believe" and similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking information.

In particular, this Prospectus contains or incorporates by reference forward-looking information, including, without limitation, with respect to the following matters or the Company's expectations relating to such matters: the tax treatment of the Arrangement; the expected operations, financial results and condition of the Company following the Arrangement; the Company's future objectives and strategies to achieve those objectives, including the future prospects of the Company as an independent company; the estimated cash flow, capitalization and adequacy thereof for the Company following the Arrangement; the expected benefits of the Arrangement to, and resulting treatment of, shareholders and the Company; the anticipated effects of the Arrangement; the estimated costs of the Arrangement; development of the Thacker Pass Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans; expectations regarding accessing funding from the ATVM Loan Program; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the environmental permitting process in the United States for the Thacker Pass Project, including the lawsuit against the BLM filed in February 2023; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at the Thacker Pass Project; development of mineral resources and mineral reserves; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves and information and underlying assumptions related thereto; the timing and amount of future production; currency exchange and interest rates; the Company's ability to raise capital; expected expenditures to be made by the Company on the Thacker Pass Project; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at the Thacker Pass Project; successful development of the Thacker Pass Project, including successful results from the Company's testing facility and third-party tests related thereto; capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, payback period, sensitivity analyses, and net cash flows of the Thacker Pass Project; expected capital expenditures for the construction of the Thacker Pass Project; ability to achieve capital cost efficiencies; expectations and anticipated impact of the COVID-19 pandemic; the GM Transaction and the potential for additional financing scenarios for the Thacker Pass Project; the expected timetable for completing Tranche 2 of the GM Transaction; the ability of the Company to complete Tranche 2 of the GM Transaction on the terms and timeline anticipated, or at all; the receipt of required stock exchange and regulatory approvals and authorizations, and the securing of sufficient funding to complete the development of Phase 1 of the Thacker Pass Project, required for Tranche 2 of the GM Transaction; the expected benefits of Tranche 2 of the GM Transaction; the strategic advantages, future opportunities and focus of the Company as a result of the Arrangement; as well as other statements with respect to management's beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

Forward-looking information does not take into account the effect of transactions or other items announced or occurring after the statements are made. Forward-looking information reflects management's current beliefs, expectations and assumptions and is based on information currently available to management, management's historical experience, perception of trends and current business conditions, expected future developments and other factors which management considers appropriate. With respect to the forward-looking information included in this Prospectus and in the documents incorporated herein by reference, certain assumptions have been made with respect to, among other things, that no unforeseen changes in the legislative and operating framework for the Company will occur; that the Company will meet its future objectives and priorities; that the Company will have access to adequate capital to fund its future projects and plans; that the Company's future project and plans will proceed as anticipated; assumptions regarding the Company's ability to secure sufficient additional financing to develop the Thacker Pass Project; as well as assumptions concerning general economic and industry growth rates, commodity prices, currency exchange rates, interest rates and competitive intensity. Although the Company believes that the assumptions and expectations reflected in such forward-looking information are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned not to place undue reliance on forward-looking information, as there can be no assurance that the future circumstances, outcomes or results anticipated or implied by such forward-looking information will occur or that plans, intentions or expectations upon which the forward-looking information is based will occur. By its nature, forward-looking information involves known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated by such forward-looking information. Factors that could cause such differences include, but are not limited to: the potential benefits of the Arrangement not being realized; the risk of tax liabilities as a result of the Arrangement, and general business and economic uncertainties and adverse market conditions; the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met; the risk of tax indemnity obligations owed by the Company to Lithium Argentina following the Arrangement becoming payable, including as a result of events outside of the Company's control; the reduced diversity of the Company as a separate company following the Arrangement; uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates; the potential inability or unwillingness of current shareholders to hold Common Shares following the Arrangement; risks related to the Company's status as an independent reporting issuer following the Arrangement; the ability of the Company to secure sufficient additional financing, advance and develop the Thacker Pass Project, and to produce battery grade lithium; the respective benefits and impacts of the Thacker Pass Project when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company's ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market; current technological trends; the impact of increasing competition in the lithium business, and the Company's competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and Shoshone Tribe for the Thacker Pass Project; continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, currency exchanges rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company's operations; estimates of and unpredictable changes to the market prices for lithium products; development and construction costs for the Thacker Pass Project, and costs for any additional exploration work at the project; estimates of mineral resources and mineral reserves, including whether certain mineral resources will ever be developed into mineral reserves; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company's permitting activities at the Thacker Pass Project; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Thacker Pass Project; the Company's ability to obtain additional financing on satisfactory terms or at all, including the outcome of the ATVM Loan Program application; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; changes to the Company's current and future business plans and the strategic alternatives available to the Company; the ability of the Company to satisfy all closing conditions for Tranche 2 of the GM Transaction and complete Tranche 2 of the GM Transaction in a timely manner; the impact of Tranche 2 of the GM Transaction on dilution of shareholders and on the trading prices for, and market for trading in, the securities of the Company; and all the other risk factors discussed in "Risk Factors" and identified elsewhere in this Prospectus and in the documents incorporated herein by reference.

Readers are cautioned that the foregoing lists of factors are not exhaustive. All forward-looking information included in and incorporated by reference into this Prospectus is qualified by these cautionary statements. The forward-looking information contained herein is made as of the date of this Prospectus and, except as required by applicable law, the Company does not undertake any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

Readers are cautioned that the actual results achieved will vary from the information provided herein and that such variations may be material. Consequently, there are no representations by the Company that actual results achieved will be the same in whole or in part as those set out in the forward-looking information.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in United States dollars and our annual financial statements are prepared in accordance with IFRS as issued by the IASB and our interim financial statements are prepared in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting. As a result, certain financial information included in or incorporated by reference in this Prospectus may not be comparable to financial information prepared by companies in the United States reporting under US GAAP. Certain calculations included in tables and other figures in this Prospectus have been rounded for clarity of presentation.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

This Prospectus, including the documents incorporated by reference herein, include disclosure of certain non-GAAP financial measures or ratios, including expected average annual EBITDA with respect to the results of the feasibility study for the Thacker Pass Project. Such measures have no standardized meaning under IFRS and may not be comparable to similar measures used by other issuers. The Company believes that these measures and ratios provide investors with an improved ability to evaluate the prospects of the Company and, in particular, the Thacker Pass Project. As the Thacker Pass Project is not in production, the prospective non-GAAP financial measures or ratios presented may not be reconciled to the nearest comparable measure under IFRS and the equivalent historical non-GAAP financial measure for the prospective non-GAAP financial measure or ratio discussed herein is nil$. Also, see "Use of Non-GAAP Financial Measures and Ratios" in the Company's then-current management's discussion and analysis incorporated by reference herein for additional information on other non-GAAP financial measures and ratios utilized by the Company.

CURRENCY AND EXCHANGE RATE INFORMATION

This Prospectus contains references to United States dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars. References to "$" or "US$" are to United States dollars and references to "C$" are to Canadian dollars.

The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for the conversion of one (1) United States dollar into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

	Six months ended June 30,		Year ended December 31,
	2023	2022	2022	2021
High	C$1.3807	C$1.3039	C$1.3856	C$1.2942
Low	C$1.3151	C$1.2451	C$1.2451	C$1.2040
Average	C$1.3477	C$1.2715	C$1.3013	C$1.2535
Rate at end of period	C$1.3240	C$1.2886	C$1.3544	C$1.2678

On November 6, 2023, the exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.3676.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents that have been filed with, or furnished to, the SEC and some of which have also been filed by us with the securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on written or oral request without charge from the Corporate Secretary of the Company at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5, e-mail: legal@lithiumamericas.com, and are also available electronically under the profile of the Company at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov.

The following documents, which we filed or furnished to the SEC and the commissions, as applicable are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a) Our Form 20-F Registration Statement filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023 (the "Form 20-F");

(b) the audited financial statements of the Company for the period from incorporation on January 23, 2023 to June 30, 2023, together with the notes thereto and the independent auditor's report thereon, furnished to the SEC on our Form 6-K Report of Foreign Issuer on October 4, 2023;

(c) the unaudited carve-out interim financial statements for the North American Business for the period ended June 30, 2023 and 2022, together with the notes thereto (the "Q2 Carve-Out Interim Financial Statements"), furnished to the SEC on our Form 6-K Report of Foreign Issuer on October 4, 2023;

(d) the management's discussion and analysis of the results of operations and financial condition in respect of the Q2 Carve-Out Interim Financial Statements, furnished to the SEC on our Form 6-K Report of Foreign Issuer on October 4, 2023; and

(e) the material change report of the Company dated October 5, 2023 relating to the completion of the Arrangement and related matters (the "Arrangement MCR"), furnished to the SEC on our Form 6-K Report of Foreign Issuer on October 5, 2023.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this Prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this Prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements is available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purpose of the distribution of the Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall be deemed, except as so modified or superseded, not to constitute a part of this Prospectus.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC in addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from the SEC's Electronic Document Gathering and Retrieval system, which is commonly known by the acronym "EDGAR", and may be accessed at www.sec.gov.

For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to the Company and the Securities.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the BCBCA. Some of the directors and officers of the Company, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a certain portion of the Company's assets, are located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

THE COMPANY

The Company was incorporated under the BCBCA on January 23, 2023 in order to carry out the Arrangement. In connection with the completion of the Arrangement, the Company was renamed "Lithium Americas Corp.".

The Company's head office and registered office is located at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5.

BUSINESS OF THE COMPANY

The Company is a Canadian-based lithium resource company owning assets in North America, including its Thacker Pass Project in which it holds a 100% interest, investments in Green Technology Metals Limited ("GT1") and Ascend Elements, Inc., and exploration properties in the United States and Canada.

The Thacker Pass Project is currently a development stage property located in Humboldt County in northern Nevada, is well aligned with the United States national agenda to enhance domestic supply of critical minerals and has the potential to be a leading near-term source of lithium for the North American battery supply chain. With a measured and indicated mineral resource estimate of 16.1 million tonnes of lithium carbonate equivalent, the Thacker Pass Project is one of the largest lithium resources and most advanced lithium development projects known in the United States. The start of construction of the Thacker Pass Project was announced in March 2023 and, in the near-term, the Company will be focused on advancing the Thacker Pass Project towards Phase 1 production. Once complete, Phase 1 of the Thacker Pass Project targets 40,000 tpa of lithium carbonate production. The Thacker Pass Project's significant resource also provides the Company with opportunities for meaningful growth beyond Phase 1. Following the completion of Phase 1, it is expected that the Company will commence the development for Phase 2 of the Thacker Pass Project, which targets an additional 40,000 tpa of lithium carbonate production.

Beyond the development of the Thacker Pass Project, it is expected that the Company will pursue other growth opportunities in North America should such opportunities and their timing be viewed as attractive and desirable to the Company and its shareholders. Through a strategic collaboration agreement with GT1, it is expected that the Company will maintain dialogue with GT1 with respect to any joint exploration and development opportunities in North America, leveraging GT1's extensive experience exploring and developing hard rock resources in the region.

Detailed Thacker Pass Project Description

For additional information with respect to the Thacker Pass Project and the business of the Company, readers are referred to the Form 20-F or then-current annual information form, as applicable, and the Company's then-current annual management's discussion and analysis and interim management's discussion and analysis, if applicable, all of which are incorporated by reference herein, and the other documents incorporated by reference herein. See also "Risk Factors" in this Prospectus and "Description of the Business - Risk Factors" in the Form 20-F or then-current annual information form, as applicable, and the risk factors set forth in the then-current annual management's discussion and analysis and interim management's discussion and analysis, if applicable.

Recent Developments

Financial Updates

As at June 30, 2023, the North American Business transferred to the Company as part of the Separation had $261.8 million in cash and cash equivalents (which includes unspent net proceeds from Tranche 1 of the GM Transaction). Such funds were utilized by Old LAC for the advancement of the Thacker Pass Project. Approximately $200.7 million, being the remainder of the unspent net proceeds from Tranche 1 of the GM Transaction as at September 30, 2023, was transferred to the Company (directly and through the transfer of Lithium Nevada) upon completion of the Separation. In accordance with the Plan of Arrangement, an additional $75 million was transferred from Old LAC to the Company to establish sufficient working capital for the Company which resulted in the Company holding an aggregate of approximately $275.7 million in cash and cash equivalents upon completion of the Separation.

Director Compensation Updates

An annual retainer fee or attendance fee for the directors of the Company has not been established. However, a fee schedule similar to that in place for the Old LAC directors is expected to be adopted by the Company initially and it is expected that all reasonable expenses incurred by directors in order to attend meetings will be reimbursed by the Company.

Executive Compensation Updates

The named executive officers of the Company are the CEO, CFO, Executive Chair and the anticipated two other highest paid proposed executive officers of the Company. The following disclosure includes a brief summary regarding the material terms of the employment agreements entered into by each of the named executive officers.

Jonathan Evans, President and Chief Executive Officer

Mr. Evans will be paid a base salary of $600,000 and is eligible to receive short-term incentive compensation at a target rate of 100% of base salary ("Evans STI Bonus") and long-term incentive compensation at a target rate of 125% of base salary.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Evans' employment agreement, Mr. Evans will receive the following severance package: (a) 24 months (the "Evans Severance Period") of base salary; (b) two times the Evans STI Bonus he received for the year prior to the year in which his employment terminates; (c) accelerated vesting of any equity awards scheduled to vest during the Evans Severance Period; and (d) continuation of benefits coverage during the Evans Severance Period or reimbursement for replacement coverage (the "Evans Severance Package").

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and conditional upon Mr. Evans continuing to perform services to Lithium Nevada until the "Change of Control" event, then Mr. Evans will receive the Evans Severance Package described above.

Pablo Mercado, Executive Vice President and Chief Financial Officer

Mr. Mercado will be paid a base salary of $585,000 and is eligible to receive short-term incentive compensation at a target rate of 85% of base salary ("Mercado Target STI Bonus") and long-term incentive compensation at a target rate of 100% of base salary.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Mercado's employment agreement, Mr. Mercado will receive the following severance package: (a) 1.5 times the sum of his base salary and an amount equal to the Mercado Target STI Bonus for the year termination of employment occurs, without pro-ration. In addition, if Mr. Mercado timely elects, Lithium Nevada will provide Mr. Mercado and qualified beneficiaries with 18 months of COBRA premium reimbursement; (b) a pro-rated amount of the Mercado Target STI Bonus for the calendar year in which Mr. Mercado's employment terminates; (c) (i) any previously awarded initial Old LAC RSUs (as defined in Mr. Mercado's employment agreement) shall be fully vested as of the termination date; and (ii) Mr. Mercado shall become vested in a portion of any equity awards previously granted to him that, as of the date of termination, have not vested ("Outstanding Equity Awards") by prorating each such Outstanding Equity Award by the percentage of the applicable vesting period which Mr. Mercado would have completed if he had continued in employment for 18 months following the termination date. Any portion of the Outstanding Equity Awards that does not become vested shall be forfeited in accordance with the terms of the Incentive Plan and any applicable grant agreement.

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and within 12 months of such "Change of Control":

1. Mr. Mercado's employment is terminated without cause; or

2. Mr. Mercado resigns for "Good Reason" (as defined in the employment agreement) after (A) providing Lithium Nevada with written notice of the circumstances constituting "Good Reason", and (B) Lithium Nevada failing to remedy the circumstances constituting "Good Reason" in a timely manner, then Mr. Mercado will be entitled to receive the following:

• an amount equal to two times the sum of (A) his base salary; and (B) an amount equal to the Mercado Target STI Bonus for the year in which the termination occurs, without pro-ration;

• an amount equal to the pro-rated amount of the Mercado Target STI Bonus for the calendar year in which Mr. Mercado's employment terminates; and

• if Mr. Mercado timely elects COBRA insurance coverage, up to 24 months of COBRA premium reimbursement to Mr. Mercado and qualified beneficiaries.

Kelvin Dushnisky, Executive Chair

Mr. Dushnisky will be paid a base salary of $590,000 and is eligible to receive short-term incentive compensation at a target rate of 100% of base salary ("Dushnisky STI Bonus") and long-term incentive compensation at a target rate of 100% of base salary.

Within one month of the effective date of the employment agreement, Mr. Dushnisky will be granted a one-time signing equity award with a grant date fair value of $1,770,000 in the form of RSUs, which will vest on a four-year vesting schedule.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Dushnisky's employment agreement, Mr. Dushnisky will receive the following severance package: (a) 18 months of base salary; (b) any equity awards previously granted will be governed by the terms of the Incentive Plan and any applicable grant agreement; and (c) continuation of benefits coverage and vacation accrual for the minimum notice period required by applicable employment standards legislation.

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and within 12 months of such "Change of Control":

1. Mr. Dushnisky's employment is terminated without cause, or

2. Mr. Dushnisky resigns for "Good Reason" (as defined in the employment agreement) after (A) providing the Company with at least 14 days' written notice of the circumstances constituting "Good Reason"; and (b) the Company failing to remedy the circumstances constituting "Good Reason" within that time, then Mr. Dushnisky will be entitled to receive the following:

• 24 months of base salary;

• two times the Dushnisky STI Bonus; and

• benefits continuation for 24 months if permitted by the rules of the applicable benefits plan(s). For benefits that cannot be continued through the entire 24 months, the Company will pay Mr. Dushnisky the value of the premiums that would be paid to the plans during the 24 month period.

Richard Gerspacher, Executive Vice President, Capital Projects

Mr. Gerspacher will be paid a base salary of $465,000 and is eligible to receive short-term incentive compensation at a target rate of 75% of base salary ("Gerspacher STI Bonus") and long-term incentive compensation at a target rate of 75% of base salary.

Mr. Gerspacher will also receive a one-time grant of equity awards in the form of RSUs with a value of $465,000 (the "Initial RSUs"), which will vest on a four-year vesting schedule.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Gerspacher's employment agreement, Mr. Gerspacher will receive the following severance package: (a) 12 months (the "Gerspacher Severance Period") of base salary; (b) an amount equal to the Gerspacher STI Bonus he received for the year before termination; (c) the Initial RSUs fully vest as of the termination date and accelerated vesting of any equity awards scheduled to vest during the Gerspacher Severance Period; and (d) continuation of benefits coverage during the Gerspacher Severance Period or reimbursement for replacement coverage (the "Gerspacher Severance Package").

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and within 12 months of such "Change of Control":

1. Mr. Gerspacher's employment is terminated without cause, or

2. Mr. Gerspacher resigns for "Good Reason" (as defined in the employment agreement) after (A) providing Lithium Nevada with written notice of the circumstances constituting "Good Reason"; and (b) Lithium Nevada failing to remedy the circumstances constituting "Good Reason", then Mr. Gerspacher will be entitled to receive the Gerspacher Severance Package described above, except that the Gerspacher Severance Period will then be 24 months.

Alexi Zawadzki, Vice President, Resource Development

Mr. Zawadzki will be paid a base salary of $330,750 and is eligible to receive short-term incentive compensation at a target rate of 75% of base salary ("Zawadzki STI Bonus") and long-term incentive compensation at a target rate of 75% of base salary.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Zawadzki's employment agreement, Mr. Zawadzki will receive the following severance package: (a) 12 months (the "Zawadzki Severance Period") of base salary; (b) an amount equal to the Zawadzki STI Bonus he would have earned through the Zawadzki Severance Period had he remained actively employed based on the Zawadzki STI Bonus he received in the year before his employment terminated; (c) accelerated vesting of any equity awards scheduled to vest during the Zawadzki Severance Period; and (d) continuation of benefits coverage for the Zawadzki Severance Period or reimbursement of replacement coverage (the "Zawadzki Severance Package").

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and within 12 months of such "Change of Control":

1. Mr. Zawadzki's employment is terminated without cause, or

2. Mr. Zawadzki resigns for "Good Reason" (as defined in the employment agreement) after (A) providing the Company with at least 14 days' written notice of the circumstances constituting "Good Reason"; and (b) the Company failing to remedy the circumstances constituting "Good Reason" within that time, then Mr. Zawadzki will be entitled to receive the Zawadzki Severance Package described above, except that the Zawadzki Severance Period will then be 24 months.

Environmental, Social, Governance and Safety Updates

The Company will continue to be committed to safely and responsibly developing and operating its sites and building strong relationships with local communities and all stakeholders, as well as adhering to the highest governance standards. The Company's environmental, social, governance and safety (ESG-S) vision will continue to be to create shared value by being a safe, environmentally responsible and inclusive lithium company. The Company's goal will be to minimize the impact on local communities and the environment, and to develop the Thacker Pass Project in a responsible and sustainable manner.

In August 2023, Old LAC published two ESG-S reports for its North America and Argentina business units. The two ESG-S reports, themed Accelerating Toward a New Era of Sustainable Value, highlight overall ESG-S progress during the January 1, 2022 through June 30, 2023 reporting period and reflect Old LAC's commitment to creating sustainable value by being a safe, environmentally responsible and inclusive lithium company. The scope of the ESG-S report for the North America business includes the Company's activities and interests located in North America and the wholly owned Thacker Pass Project. The full report for the North America business is available at www.lithiumamericas.com.

In 2022, Old LAC worked with a leading global engineering firm to baseline expected operational Scope 1 (direct) and Scope 2 (indirect) greenhouse gas (GHG) carbon emissions intensity for the Thacker Pass Project, including benchmarking against comparable peer projects for which carbon intensity is publicly disclosed. Estimated operational Scope 1 and Scope 2 carbon intensity per tonne of lithium carbonate (tCO2e/tLi2CO3e) is expected to be 6.02 tCO2e/tLi2CO3e for the life of mine, which is approximately 40% less than mining peers (when including processing), placing it in a competitive position relative to other South American-based brine operations and substantially lower than U.S. and Australian-based spodumene operations. In the first half of 2023, Old LAC preliminarily estimated operational Scope 3 carbon intensity. Ten regents that will be used during operations at the Thacker Pass Project were estimated for Scope 3 upstream Category 1 (Purchased Goods and Services) and Category 4 (Upstream Transportation and Distribution). Total Scope 1, Scope 2 and Category 1 and 4 Scope 3 estimated carbon intensity total 12.8 tCO2e/tLi2CO3e for the life of mine. The environmental and project teams are working together to identify opportunities to further reduce overall expected carbon intensity.

The Company is committed to measuring, managing and mitigating water-resource impacts over the life cycle of its operations. From the outset, Old LAC has prioritized water stewardship in its project decisions and design - a reflection of our driving focus on using water efficiently and limiting water quality impacts. Demonstrating its commitment to low water consumption and recycling, in 2022, Old LAC conducted a detailed water cycle assessment for the Thacker Pass Project. The Zero Liquid Discharge facility is designed for low-water consumption, heavily relying on water recycling to meet its needs. The Company's estimated annual well-water withdrawal for Phase 1 is 3.5 million cubic meters. Every cubic meter of process water is estimated to be recycled and reused an average of seven times within the production process.

Old LAC partnered with the University of Nevada in Reno's Department of Mining and Metallurgical Engineering at the Mackay School of Earth Sciences and Engineering in 2021, to assess the socioeconomic and environmental footprint for the Thacker Pass Project. Professor Ehsan Vahidi, Ph.D. will run the two-year program, which will include developing a lifecycle inventory database, quantifying the environmental performance of lithium production from claystone ore and analyzing the socioeconomic impacts from activity at the Thacker Pass Project along with the impacts of other lithium production facilities around the world. In spring 2023, Old LAC engaged with University of Nevada in Reno's Cooperative Extension Economic Development team to determine the socioeconomic impact the Thacker Pass Project will have in both Humboldt County and the State of Nevada, based on the Thacker Pass TR and feasibility study. The results are expected to be announced in Q4 2023.

In October 2022, building on several years of engagement and relationship-building, a Community Benefits Agreement was jointly signed with the Fort McDermitt Paiute and Shoshone Tribe to establish a framework for continued collaboration and to define the long-term benefits for the Fort McDermitt Paiute and Shoshone Tribe. The Fort McDermitt Paiute and Shoshone Tribe is the closest Native American community to the project site, located approximately 40 miles from the Thacker Pass Project. The Community Benefits Agreement is intended to provide infrastructure development, training and employment opportunities, support for cultural education and preservation, and synergistic business and contracting opportunities.

In September 2021, Old LAC joined as an IRMA (Initiative for Responsible Mining Assurance) Pending Member, which means the Company is committed to having the Thacker Pass Project audited against the new draft IRMA Ready Standard for Responsible Mineral Exploration and Development framework within 12 months of the standard's availability for application, expected in 2024. IRMA is currently among the most stringent ESG standards for mining. In the first half of 2022, Old LAC worked with IRMA to pilot the new IRMA Ready Standard for Responsible Mineral Exploration and Development at the Thacker Pass Project. The Company continues to identify and address areas of opportunities for improvement, in preparation for commencing an external audit upon adoption of the IRMA Ready Standard.

CONSOLIDATED CAPITALIZATION

As at June 30, 2023, there were nil Common Shares issued and outstanding, as well as nil RSUs, nil DSUs, nil PSUs and nil Options outstanding. As at November 2, 2023, there were 161,310,591 Common Shares issued and outstanding, as well as 1,938,241 RSUs, 95,365 DSUs, 800,156 PSUs and nil Options outstanding.

Other than as noted above, there have been no material changes in our share or loan capital, on a consolidated basis, since June 30, 2023. See also "Material Contracts - Agreements in respect of the GM Transaction" in the Form 20-F for further details with respect to securities of the Company to be issued in connection with the GM Transaction.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $750,000,000 of Securities under the Offering.

SEC registration fees		$110,700

Printing Expenses		(1)

Legal fees and expenses		(1)

Accountants' fees and expenses		(1)

Transfer agent fees and expenses		(1)

Miscellaneous		(1)

Total	$

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DILUTION

Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Common Share paid by purchasers in an Offering and the net tangible book value per share of Common Shares immediately after an Offering.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement with respect to any issuance of Preferred Shares or Debt Securities (having a term to maturity in excess of one year) pursuant to this Prospectus, as required by applicable securities laws.

DESCRIPTION OF COMMON SHARES

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at November 2, 2023, a total of 161,310,591 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, shareholders will be entitled to receive dividends if, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, shareholders will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail below, the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The BCBCA and the Company's articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

GM Investor Rights Agreement

Pursuant to the Investor Rights Agreement, GM is required to "lock-up" their securities until the later of: (i) one year following the completion of the Arrangement, and (ii) the earlier of (a) six months after the closing of Tranche 2, or (b) the date Tranche 2 is not completed in accordance with its terms. In addition, GM has certain board nomination rights, oversight, and demand registration and piggy-back registration rights and securities offering participation rights, and is also subject to certain standstill limitations pertaining to take-over bids (and similar transactions) until a period that ends on the earlier of (i) five years following the effective date of the Investor Rights Agreement, and (ii) one year following the date of the commencement of commercial production for Phase 1 as outlined in the Offtake Agreement.

Dividends and Distributions

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Share for the immediate future; rather, all available funds of the Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company's earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

DESCRIPTION OF PREFERRED SHARES

The particular class of Preferred Shares and the particular terms and provisions of any series of such class of Preferred Shares offered by any Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such series of Preferred Shares.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;

  any limit on the aggregate principal amount of the Debt Securities;

  the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

  the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  whether the Debt Securities will be secured or unsecured;

  whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;

  the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CORRA (the Canadian Overnight Repo Rate Average) or a United States federal funds rate.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts, which may be offered separately or together with Common Shares, Preferred Shares, Debt Securities, Warrants or Units, as the case may be, or may be converted into or exchanged for Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts, will be described in such Prospectus Supplement.

The Subscription Receipts will be issued under one or more subscription receipt agreements, in each case between the Company and a subscription receipt agent determined by the Company. A copy of any such subscription receipt agreement will be available on SEDAR+ at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov.

The Prospectus Supplement relating to any Subscription Receipts being offered will include specific terms and provisions of the Subscription Receipts being offered thereby. These terms and provisions will include some or all of the following:

  the name or designation of the Subscription Receipts;

  the number of Subscription Receipts being offered;

  the price at which Subscription Receipts will be offered and whether the price is payable in instalments;

  the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities, as the case may be, and the consequences of such terms and conditions not being satisfied;

  the number of Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities that may be issued or delivered upon the conversion or exchange of each Subscription Receipt;

  the identity of the subscription receipt agent;

  the manner in which funds will be invested and held, and procedures for the release of funds (including interest or other income earned on funds) pending satisfaction or non-satisfaction of the escrow release or other conditions;

  any entitlements of the holders of Subscription Receipts to receive distributions declared on Common Shares or distribution-equivalent payments;

  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  the dates or periods during which the Subscription Receipts may be converted or exchanged into Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities;

  whether such Subscription Receipts will be listed on any securities exchange;

  material Canadian federal income tax consequences of owning, holding or disposing of the Subscription Receipts, if any;

  if applicable, whether the Subscription Receipts shall be in registered or unregistered form;

  if applicable, that the Subscription Receipts shall be issuable in whole or in part as one or more global securities and, in such case, the depositary or depositaries for such global securities in whose name the global securities will be registered;

  any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts;

  any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

  any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities to be received on the exchange of the Subscription Receipts.

Subscription Receipts, if issued in registered form, will be exchangeable for other Subscription Receipts of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants. The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada pursuant to which the Company will agree not to distribute pursuant to this Prospectus, as it may be supplemented or amended, any Warrants that are "novel" (as such term is defined in NI 44-102), including Warrants that are convertible into or exchange or exercisable for securities of an entity other than the Company or its affiliates, unless the applicable Prospectus Supplement(s) pertaining to the distribution of the novel securities is either (a) first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where such novel securities are distributed, or (b) 10 business days have elapsed since the date of delivery to the applicable securities regulatory authority of the draft Prospectus Supplement in substantially final form and the applicable securities regulatory authority has not provided written comments on the draft Prospectus Supplement.

The Company may issue Warrants for the purchase of Common Shares and/or or other securities. The particular terms and provisions of the Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Warrants, will be described in such Prospectus Supplement.

Warrants may be offered separately or together with Common Shares, Preferred Shares, Debt Securities, Subscription Receipts or other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Warrants will be issued under one or more warrant indentures, in each case between the Company and a warrant agent determined by the Company. Each such warrant indenture, as supplemented or amended from time to time, will set out the terms and conditions of the applicable Warrants. The statements in this Prospectus relating to any warrant indenture and the Warrants to be issued under it are summaries of anticipated provisions of an applicable warrant indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such warrant indenture, as applicable. A copy of any such warrant indenture will be available on SEDAR+ at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov.

The Prospectus Supplement relating to any Warrants being offered will include specific terms and provisions of the Warrants being offered thereby. These terms and provisions will include some or all of the following:

  the designation of the Warrants;

  the aggregate number of Warrants offered and the offering price;

  the designation, number and terms of the Common Shares and/or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  the exercise price of the Warrants;

  the dates or periods during which the Warrants are exercisable;

  the designation and terms of any securities with which the Warrants are issued;

  if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

  the currency or currency unit in which the exercise price is denominated;

  whether such Warrants will be subject to redemption or call, and if so, the terms of such redemption or call provisions;

  any minimum or maximum amount of Warrants that may be exercised at any one time;

  whether such Warrants will be listed on any securities exchange;

  whether the Warrants will be issued in fully registered or global form;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  any other rights, privileges, restrictions and conditions attaching to the Warrants; and

  any other material terms and conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities issuable on exercise of the Warrants.

Warrants, if issued in registered form, will be exchangeable for other Warrants of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The Company may issue Units comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Prospectus Supplement relating to any Units being offered will include specific terms and provisions of the Units being offered thereby. These terms and provisions will include some or all of the following:

  the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

  how, for income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities;

  the currency or currency units in which the Units may be purchased and the underlying Securities denominated;

  whether such Units will be listed on any securities exchange;

  whether the Units and the underlying Securities will be issued in fully registered or global form;

  any other rights, privileges, restrictions and conditions attaching to the Units; and

  any other material terms and conditions of the Units and the underlying Securities.

The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to, if applicable, the unit agreement, collateral arrangements and depositary arrangements relating to such Units.

PLAN OF DISTRIBUTION

The Company may, during the 36-month period that this Prospectus remains effective, offer for sale and issue, as applicable, the Securities, separately or together: (i) through underwriters, dealers or agents purchasing as principal or acting as agent; (ii) directly to one or more purchasers, including sales upon the exercise of conversion or exchange rights attaching to convertible or exchangeable securities held by the purchaser; or (iii) through a combination of any of these methods of sale. Securities sold to the public pursuant to this Prospectus may be offered and sold exclusively in Canada or the United States, or in both jurisdictions. The Prospectus Supplement relating to each offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public, identify each underwriter, dealer or agent, as the case may be, and will also set forth the terms of that offering, including the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to the Company and any underwriters', dealers' or agents' fees, commissions or other items constituting underwriters' or agents' compensation. Only underwriters, dealers or agents so named in the applicable Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby. A Prospectus Supplement may provide that the Securities sold thereunder will be "flow-through" securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102 and Rule 415(a)(4) of the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the TSX, the NYSE or other existing trading markets for the securities. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution.

If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Any offering of Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors".

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to "at-the-market distributions" or as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which are intended to stabilize or maintain the market price of the offered Securities at a level other than that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. If agents are used in an offering, unless otherwise indicated in the Prospectus Supplement, such agents will be acting on a "best efforts" basis for the period of their appointment. Any offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds to the Company from the sale of Securities will be used for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time and for discretionary capital programs. Specific information about the use of the net proceeds to the Company of any offering of Securities under this Prospectus and the specific business objectives which the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

There may be circumstances where, based on results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the net proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" in this Prospectus and in the documents incorporated by reference herein and any other factors set forth in the applicable Prospectus Supplement. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities denominated in Canadian dollars, United States dollars or other currencies. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

To date, the Company has not generated significant revenues from operations. The business of the Company had negative operating cash flows for the year ended December 31, 2022 and for the six months ended June 30, 2023 and the Company may continue to incur negative operating cash flows. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the proceeds of any offering of Securities to fund any such negative operating cash flow in future periods. See "Risk Factors - Negative Operating Cash Flows".

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading in Canada on the TSX and in the United States on the NYSE under the symbol "LAC". Trading prices and volumes of the Common Shares for the previous 12-month period will be provided, as required, in each Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the United States Internal Revenue Code of 1986, as amended) of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

An investment in the Securities is speculative and subject to a number of risks, including those set forth below and in the Form 20-F or then-current annual information form, as applicable, and in the then-current management's discussion and analysis for our most recently completed financial year and interim financial period, if applicable. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement.

Prospective investors should carefully consider these risks, in addition to the information contained and incorporated by reference herein and in the Prospectus Supplement relating to an offering and the information incorporated by reference therein, before purchasing Securities. Some of the risk factors described herein and in the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the events identified in these risks and uncertainties were to actually occur, it could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that are currently considered immaterial may also have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus or the applicable Prospectus Supplement or the documents incorporated by reference herein and therein or other unforeseen risks.

There is No Market for Certain of the Securities

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

Dilution from Further Financings

The Company may need to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities. If the Company raises additional funding by issuing additional equity securities or convertible debt securities, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment and the value of the Company's securities.

Active Liquid Market for Common Shares

There may not be an active, liquid market for the Common Shares. There is no guarantee that an active trading market for the Common Shares will be maintained on the TSX and/or the NYSE. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares is not active.

Discretion in the Use of Proceeds

Management will have broad discretion concerning the use of the net proceeds from the offering of any Securities, as well as the timing of their expenditures. Depending on fluctuations in lithium prices and other factors, the intended use of net proceeds from the offering of any Securities may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any Securities. Management may use the net proceeds from the offering of any Securities in ways that an investor may not consider desirable if they believe it would be in the best interests of the Company to do so. The results and the effectiveness of the application of proceeds from an offering of any Securities are uncertain. If the proceeds are not applied effectively, the Company's business, financial condition, results of operations or prospects may suffer.

Negative Operating Cash Flows

To date, the Company has not generated significant revenues from operations. The business of the Company had negative operating cash flows for the year ended December 31, 2022 and for the six months ended June 30, 2023 and the Company may continue to incur negative operating cash flows. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the proceeds of any offering of Securities to fund any such negative operating cash flow in future periods.

The Company could be exposed to substantial tax liabilities if the tax-deferred Separation requirements are not met.

The Canadian Tax Ruling received from the CRA in respect of the Separation requires, among other things, that the Arrangement comply with all requirements of the public company "butterfly" rules in section 55 of the Tax Act. Although the Arrangement was structured to comply with these rules, there are certain requirements of these rules that depend on events occurring (or not occurring) after the Arrangement is completed or that may not be within the control of the Company or Lithium Argentina. If these rules and requirements are not met, the Company and/or Lithium Argentina would recognize a taxable gain in respect of the Arrangement. If incurred, these tax liabilities could be substantial and could have a material adverse effect on the financial position of the Company and/or Lithium Argentina, as applicable.

The Company will have indemnification obligations to Lithium Argentina following the Arrangement that could be significant.

Pursuant to the Tax Indemnity and Cooperation Agreement, the Company and Lithium Argentina agreed to a number of representations, warranties and covenants, including to indemnify and hold harmless the other party against any loss suffered or incurred resulting from, or in connection with, a breach of certain covenants not to take any action, omit to take action or enter into a transaction that could cause the Arrangement or any related transaction to be treated in a manner inconsistent with the Canadian Tax Ruling. Any indemnification claim against the Company could be substantial and may have a material adverse effect upon the Company.

Risks Relating to Proposed and Recently Enacted Legislation in the United States and Canada

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or the Company's Shareholders. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company's financial performance and the value of the Common Shares. Additionally, states in which the Company will operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its anticipated impact on the Company and purchasers of Common Shares is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the impact of how this legislation or any future changes in tax laws might affect the Company or purchasers of Common Shares cannot be predicted.

On August 4, 2023, the Department of Finance (Canada) released draft legislation to implement certain previously announced measures. These measures included application rules for a 15% global minimum tax under the Organisation for Economic Co-Operation and Development's two-pillar plan (OECD Pillar 2). The draft legislative release also included a 2% tax on the net value of share buybacks by public corporations in Canada, and will be subject to certain exceptions and anti-avoidance provisions.  If enacted, the global minimum tax rules will apply to the Company as of its fiscal year commencing January 1, 2024, and the share buyback tax will apply as of January 1, 2024.  The draft legislation remains subject to change, and its impact on the Company and purchasers of Common Shares is uncertain.

Tax laws and regulations may change in the jurisdictions in which the Company operates, which may adversely affect the Company and/or holders of shares of the Company.

The Company's tax reporting is supported by tax laws in the countries in which it operates and the application of tax treaties between the various countries in which it operates. Tax laws, regulations, and administrative practices in various jurisdictions may be subject to change, with or without notice, due to economic, political, and other conditions, and judgment is required in evaluating and estimating the Company's provision and accruals for these taxes. Such changes could have a material adverse effect on the holders of shares of the Company or the Company's business, financial condition and results of operations. The Company's income tax reporting is subject to audit by tax authorities in the countries in which it operates. The Company's effective tax rate may change from year to year, based on (i) changes in the mix of activities and income earned among the different jurisdictions in which the Company operates, (ii) changes in tax laws in these jurisdictions, (iii) changes in the tax treaties between the countries in which the Company operates, (iv) changes in the Company's eligibility for benefits under those tax treaties, and (v) changes in the estimated values of deferred tax assets and liabilities, which could result in a substantial increase in the effective tax rate on all or a portion of the Company's income.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Cassels Brock & Blackwell LLP with respect to matters of Canadian law and by Dorsey & Whitney LLP with respect to matters of United States law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

PricewaterhouseCoopers LLP, Chartered Professional Accountants, is the auditor of the Company and has confirmed that it is independent of the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc., located at its principal offices in Vancouver, British Columbia.

INTERESTS OF EXPERTS AND COUNSEL

Certain technical disclosure incorporated by reference into this Prospectus was derived from the "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA," effective December 31, 2022, filed as Exhibit 15.1 to the Form 20-F, prepared for LAC by M3 Engineering & Technology Corporation, EXP U.S. Services Inc., Process Engineering LLC, NewFields Mining Design & Technical Services, Wood Canada Limited, Piteau Associates, Sawtooth, a subsidiary of The North American Coal Corporation (NAC), which is a wholly-owned subsidiary of NACCO Industries, Inc. and Industrial TurnAround Corporation, each of which are independent companies and not associates or affiliates of LAC or any associated company of LAC.

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION ON INDEMNIFICATION UNDER THE SECURITIES ACT

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus and any accompanying prospectus supplement, as applicable. This Prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5 during normal business hours.

30

55,000,000 Common Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Evercore ISI	Goldman Sachs & Co. LLC	BMO Capital Markets

        , 2024